                                                                    EXHIBIT 99.4

                      SECURITIES AND EXCHANGE COMMISSION
                                 UNITED STATES
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported)            January 12, 1998

                          REGENCY REALTY CORPORATION
            (Exact name of registrant as specified in its charter)


           Florida                     1-12298                    59-3191743
(State or other jurisdiction          Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)


   121 West Forsyth Street, Suite 200
          Jacksonville, Florida                                     32202
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number including area code:              (904)-356-7000


                                Not Applicable
         (Former name or former address, if changed since last report)

ITEM 5.                       PENDING ACQUISITION OF ASSETS


Regency Realty Corporation (the "Company") announced on January 12, 1998 that it had entered into an agreement to acquire the real estate assets of entities comprising the Midland Group ("Midland") consisting of 21 shopping centers (the "Midland Properties") plus a development pipeline of 12 shopping centers. Of the 21 centers to be acquired, 20 are anchored by Kroger and King Soopers, a Kroger subsidiary. Eight of the shopping centers included in the development pipeline will be owned through a joint venture in which the Company will own less than a 50% interest upon completion of construction.

At closing and during 1998, the Company will pay approximately $230.4 million to acquire 21 properties and pay transaction costs through the issuance of units of limited partnership interest valued at $26.58 per unit or cash of $47 million, the assumption of $92.5 million of debt, and $90.9 million to pay off existing secured real estate loans. The Company will incur additional costs to establish reserves, pay severance, and prepay existing assumed loans. Subsequent to 1998, the Company expects to pay approximately $12.7 million to acquire equity interests in the development pipeline as the properties reach stabilization. The Company may also be required to make payments aggregating $10.5 million through the year 2000 contingent upon increases in net income from existing properties, the development pipeline, and new properties developed or acquired in accordance with the contribution agreement.

The factors considered by the Company in determining the price to be paid for the shopping centers included historical and expected cash flow, nature of the tenancies and terms of the leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs, physical condition and location, and the anticipated impact on the Company's financial results. The Company took into consideration capitalization rates at which it believes other shopping centers have recently sold, but determined the purchase price on the factors discussed above. No separate independent appraisals were obtained for the properties acquired.

Consummation of the acquisition is subject, among other things, to Midland partner and other third party consents. Amounts shown above for units issued and cash payments to Midland partners are estimated amounts that are subject to Midland partner approval.



                                 OTHER EVENTS

The Company, through its wholly-owned subsidiaries (together the "Company") acquired seven shopping centers (the "Acquisition Properties") during the months of June through December, 1997. The individual purchase price of these acquisitions, as provided below, did not individually exceed 10% of the Company's total assets. The acquisitions were made pursuant to separate purchase agreements, the sellers of which are unrelated to the Company. All of the properties currently operate as neighborhood retail shopping centers, and will continue as such. The purchase price of each shopping center was funded from the Company's revolving line of credit with Wells Fargo Realty Advisors Funding, Inc.

The factors considered by the Company in determining the price to be paid for the shopping centers included historical and expected cash flow, nature of the tenancies and terms of the leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs, physical condition and location, and the anticipated impact on the Company's financial results. The Company took into consideration capitalization rates at which it believes other shopping centers have recently sold, but determined the purchase price on the factors discussed above. No separate independent appraisals were obtained for the Acquisition Properties.

The following summarizes the Acquisition Properties:

      Property            Purchase     Acquisition                                   Occupancy at
        Name                Price          Date        GLA        City/State         Acquisition
Rivermont Station      $ 13,448,000       6-30-97     90,323        Atlanta, GA           98.0%
Lovejoy Station        $  7,099,500       6-30-97     77,336        Atlanta, GA           95.0%
Tamiami Trails         $  9,560,300       7-10-97    110,867          Miami, FL           93.0%
Gardens Square         $  9,723,700       9-19-97     90,258          Miami, FL           95.0%
Kingsdale              $ 17,575,000      10-10-97    267,177       Columbus, OH           95.6%
Boynton Lks  Plaza     $ 12,893,500      12-01-97    130,724    Boynton Bch, FL           90.0%
Pinetree Plaza         $  2,534,927      12-23-97     53,866   Jacksonville, FL           95.0%
                       ============                 ========
Total                  $ 72,834,927                  820,551
                       ============                 ========

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

A.   Financial Statements

     (a)  MIDLAND PROPERTIES
          Audited Statement of Revenues and Certain Expenses for the year ended December 31, 1996.

     (b)  GARDENS SQUARE
          Audited Statement of Revenues and Certain Expenses for the year ended December 31, 1996.

     (c)  PINETREE PLAZA
          Audited Statement of Revenues and Certain Expenses for the year ended December 31, 1996.

B.   Pro Forma Financial Information

     (a)  REGENCY REALTY CORPORATION

          Pro Forma Consolidated Balance Sheet, September 30, 1997 (unaudited)

          Pro Forma Consolidated Statements of Operations for the Nine Month Period ended September 30, 1997 and the Year ended December 31, 1996 (unaudited)

C.   Exhibits:

10.  Material Contracts

* (a) Purchase and Sale Agreement dated May 22, 1997, between RRC Acquisitions, Inc., a wholly-owned subsidiary of the Company as purchaser and Cousins Real Estate Corporation as seller relating to the acquisition of Rivermont Station Shopping Center.

* (b) Purchase and Sale Agreement dated May 22, 1997, between RRC Acquisitions, Inc., a wholly-owned subsidiary of the Company as purchaser and Cousins Real Estate Corporation as seller relating to the acquisition of Lovejoy Station Shopping Center.

**   (c)  Purchase and Sale Agreement dated May 12, 1997, between RRC
          Acquisitions, Inc., a wholly-owned subsidiary of the Company as purchaser and Quantum Realty Partners, L.P. as seller relating to the acquisition of Tamiami Trails Shopping Center.

**   (d)  Purchase and Sale Agreement dated July 9, 1997, between RRC
          Acquisitions, Inc., a wholly-owned subsidiary of the Company as purchaser and Miami Gardens Associates as seller relating to the acquisition of Gardens Square Shopping Center.

**   (e)  Purchase and Sale Agreement dated September 19, 1997, between RRC
          Acquisitions, Inc., a wholly-owned subsidiary of the Company as purchaser and TBC Kingsdale, Inc. as seller relating to the acquisition of Kingsdale Shopping Center.

     (f) Purchase and Sale Agreement dated October 1, 1997, between RRC Acquisitions, Inc., a wholly-owned subsidiary of the Company as purchaser and Boynton Lakes Plaza Partnership as seller relating to the acquisition of Boynton Lakes Plaza Shopping Center.

     (g) Purchase and Sale Agreement dated October 7, 1997, between RRC Acquisitions, Inc., a wholly-owned subsidiary of the Company as purchaser and Meteor Industriebeteiligungsgesellschaft mbH as seller relating to the acquisition of Pinetree Plaza Shopping Center.


23.  Consent of KPMG Peat Marwick LLP


--------------------------

*    Incorporated by reference to Form 10-Q filed August 11, 1997.

**   Incorporated by reference to Form 10-Q filed November 13, 1997.

                                   SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   REGENCY REALTY CORPORATION
                                   (registrant)


February 4, 1998                   By:/s/ J. Christian Leavitt
                                   ----------------------------------
                                          J. Christian Leavitt
                                          Vice President and Treasurer

                         Independent Auditors' Report


The Board of Directors
Regency Realty Corporation:

We have audited the accompanying statement of revenues and certain expenses of the Midland Properties for the year ended December 31, 1996. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses of the Midland Properties was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a Form 8-K of Regency Realty Corporation and excludes material amounts, described in note 1, that would not be comparable to those resulting from the proposed future operation of the properties. The presentation is not intended to be a complete presentation of the Midland Properties revenues and expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses, described in note 1, of the Midland Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                                   KPMG Peat Marwick LLP


Jacksonville, Florida
November 21, 1997

                              MIDLAND PROPERTIES

                  Statement of Revenues and Certain Expenses

                     For the year ended December 31, 1996



Revenues:
    Minimum rent                                $    11,997,123
    Percentage rent                                      36,037
    Recoveries from tenants                           1,884,462
                                                  -------------
        Total revenues                               13,917,622

Operating expenses:
    Operating and maintenance                         1,174,141
    Management fees                                     408,614
    Real estate taxes                                 1,144,284
    General and administrative                           92,343
                                                  -------------
        Total expenses                                2,819,382

        Revenues in excess of certain expenses  $    11,098,240
                                                  =============




See accompanying notes to statement of revenues and certain expenses.

                              MIDLAND PROPERTIES

              Notes to Statement of Revenues and Certain Expenses

                     For the year ended December 31, 1996



1.    Basis of Presentation

      The statement of revenues and certain expenses combines the operations of the following 20 shopping centers (Midland Properties), in which Midland Development Group, Inc., or one of its affiliated entities, is the general partner:

                                                                       Square
                   Property Name                 Location               Feet

                  Beckett Commons            West Chester, OH          80,434
                  Bent Tree Plaza            Raleigh, NC               79,503
                  Brookville Plaza           Lynchburg, VA             63,664
                  Cherry Grove Plaza         Cincinnati, OH           186,020
                  Creekside                  Arlington, TX             85,652
                  East Point Crossing        Columbus, OH              81,320
                  Evans Crossing             Evans, GA                 76,580
                  Franklin Shopping Centers  Franklin, KY             205,060
                  Hamilton Meadows           Hamilton, OH             126,251
                  Lake Pine Plaza            Raleigh, NC               76,490
                  Lake Shores Plaza          Detroit, MI               85,478
                  North Gate Plaza           Columbus, OH              85,100
                  Maynard Crossing           Raleigh, NC              121,063
                  Shoppes at Mason           Cincinnati, OH            80,880
                  St. Ann Square             St. Ann, MO               82,498
                  Statler Square             Staunton, VA             132,994
                  Village Center             Southlake, TX            118,172
                  West Chester Plaza         Westchester, OH           88,181
                  Windmiller Farms           Columbus, OH             119,192
                  Worthington Park Centre    Worthington, OH           91,192


      This financial statement is prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

      Subsequent to December 31, 1996, the Midland Properties were acquired by Regency Realty Corporation (RRC) in a transaction accounted for as a purchase. All operations of the Midland Properties will be included in the consolidated financial statements of RRC beginning at the acquisition date.

                              MIDLAND PROPERTIES

              Notes to Statement of Revenues and Certain Expenses



1.    Basis of Presentation, continued

      The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by RRC in the proposed future operation of the Midland Properties, have been excluded. RRC is not aware of any material factors relating to the Midland Properties that would cause the reported financial information not to be necessarily indicative of future operating results. Costs not directly related to the operation of the Midland Properties have been excluded, and consist of interest, depreciation, professional fees, certain other non operating expenses.


2.    Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.    Operating Leases

      For the year ended December 31, 1996, Kroger Supermarkets, an anchor tenant in 18 of the 20 shopping centers, paid minimum rent of $6,315,460, which exceeded 10% of the total minimum rent earned by all the Midland Properties.

      The Midland Properties are leased to tenants under operating leases with expiration dates extending to the year 2022. Future minimum rent under noncancelable operating leases as of December 31, 1996, excluding tenant reimbursements of operating expenses and excluding additional contingent rentals based on tenants' sales volume, are as follows:


                      Year ending December 31,       Amount

                               1997            $    17,564,921
                               1998                 18,422,107
                               1999                 17,620,074
                               2000                 16,369,355
                               2001                 15,652,802
                                                 =============

                              MIDLAND PROPERTIES

              Notes to Statement of Revenues and Certain Expenses



4.    Related Party Transactions

      Midland Development Group, Inc., serves as managing agent for the Midland Properties and receives a management fee of approximately 4% of minimum and percentage rent, as adjusted and defined, which amounted to $408,614 for the year ended December 31, 1996.

                         Independent Auditors' Report


The Board of Directors
Regency Realty Corporation:

We have audited the accompanying statement of revenues and certain expenses of Gardens Square Shopping Center for the year ended December 31, 1996. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses of Gardens Square Shopping Center was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a Form 8-K of Regency Realty Corporation and excludes material amounts, described in note 1, that would not be comparable to those resulting from the proposed future operation of the property. The presentation is not intended to be a complete presentation of Gardens Square Shopping Center revenues and expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses, described in note 1, of Gardens Square Shopping Center for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                                   KPMG Peat Marwick LLP



Jacksonville, Florida
January 27, 1998

                        GARDENS SQUARE SHOPPING CENTER

                  Statement of Revenues and Certain Expenses

                     For the year ended December 31, 1996


Revenues:
    Minimum rent                                      $       934,590
    Recoveries from tenants                                   323,245
                                                        -------------
        Total revenues                                      1,257,835

Operating expenses:
    Operating and maintenance                                 201,078
    Management fees                                            50,340
    Real estate taxes                                         137,533
    General and administrative                                 18,589
                                                        -------------
        Total expenses                                        407,540

        Revenues in excess of certain expenses        $       850,295
                                                        =============


See accompanying notes to statement of revenues and certain expenses.

                        GARDENS SQUARE SHOPPING CENTER

              Notes to Statement of Revenues and Certain Expenses

                     For the year ended December 31, 1996



1.    Basis of Presentation

      The statement of revenues and certain expenses relates to the operation of a 90,258 square foot shopping center (the "Property") located in Miami, Florida.

      The Property's financial statement is prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

      Subsequent to December 31, 1996, the Property was acquired by Regency Realty Corporation (RRC) in a transaction accounted for as a purchase. All operations of the Property will be included in the consolidated financial statements of RRC beginning at the acquisition date.

      The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by RRC in the proposed future operation of the Property, have been excluded. RRC is not aware of any material factors relating to the Property that would cause the reported financial information not to be necessarily indicative of future operating results. Costs not directly related to the operation of the Property have been excluded, and consist of interest, depreciation, professional fees, and various other non operating expenses.


2.    Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        GARDENS SQUARE SHOPPING CENTER

              Notes to Statement of Revenues and Certain Expenses



3.    Operating Leases

      For the year ended December 31, 1996, the following tenants paid minimum rent which exceeded 10% of the total minimum rent earned by the Property:

                                                    Minimum
                    Tenant                         Rent Paid
                  Publix Supermarkets            $  263,200
                  Eckerd Drugs                      104,544

      The Property is leased to tenants under operating leases with expiration dates extending to the year 2011. Future minimum rent under noncancelable operating leases as of December 31, 1996, excluding tenant reimbursements of operating expenses and excluding additional contingent rentals based on tenants' sales volume, are as follows:

                      Year ending December 31,     Amount
                               1997            $   984,141
                               1998                926,382
                               1999                825,996
                               2000                794,885
                               2001                594,413
                                                 =========

                         Independent Auditors' Report


The Board of Directors
Regency Realty Corporation:

We have audited the accompanying statement of revenues and certain expenses of Pinetree Plaza for the year ended December 31, 1996. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses of Pinetree Plaza was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a Form 8-K of Regency Realty Corporation and excludes material amounts, described in note 1, that would not be comparable to those resulting from the proposed future operation of the property. The presentation is not intended to be a complete presentation of Pinetree Plaza revenues and expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses, described in note 1, of Pinetree Plaza for the year ended December 31, 1996, in conformity with generally accepted accounting principles.




                                                   KPMG Peat Marwick LLP



Jacksonville, Florida
January 27, 1998

                                PINETREE PLAZA

                  Statement of Revenues and Certain Expenses

                     For the year ended December 31, 1996

Revenues:
    Minimum rent                                 $       284,892
    Recoveries from tenants                               51,775
                                                   -------------
        Total revenues                                   336,667

Operating expenses:
    Operating and maintenance                             51,834
    Management fees                                       16,532
    Real estate taxes                                     37,625
    General and administrative                             4,817
                                                   -------------
        Total expenses                                   110,808

        Revenues in excess of certain expenses   $       225,859
                                                   =============

See accompanying notes to statement of revenues and certain expenses.

                                PINETREE PLAZA

              Notes to Statement of Revenues and Certain Expenses

                     For the year ended December 31, 1996


1.   Basis of Presentation

     The statement of revenues and certain expenses relates to the operation of a 56,566 square foot shopping center (the "Property") located in Orange Park, Florida.

     The financial statement is prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

     Subsequent to December 31, 1996, the Property was acquired by Regency Realty Corporation (RRC) in a transaction accounted for as a purchase. All operations of the Property will be included in the consolidated financial statements of RRC beginning at the acquisition date.

     The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by RRC in the proposed future operation of the Property, have been excluded. RRC is not aware of any material factors relating to the Property that would cause the reported financial information not to be necessarily indicative of future operating results. Costs not directly related to the operation of the Property have been excluded, and consist of interest, depreciation, professional fees, and certain other non operating expenses.

2.   Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                PINETREE PLAZA

              Notes to Statement of Revenues and Certain Expenses


3.   Operating Leases

     For the year ended December 31, 1996, the following tenants paid minimum rent which exceeded 10% of the total minimum rent earned by the Property:

                                                                Minimum
                                 Tenant                        Rent Paid
                      Winn Dixie Stores, Inc.               $   120,405
                      Revco/Piece Goods Shops, Co.               42,330
                      Windsurfing Orange Park, Inc.              47,253

     The Property is leased to tenants under operating leases with expiration dates extending to the year 2006 and including a new anchor tenant lease signed during 1997 with Publix Supermarkets which begins in 1999. Future minimum rent under noncancelable operating leases as of December 31, 1996, excluding tenant reimbursements of operating expenses and excluding additional contingent rentals based on tenants' sales volume, are as follows:

                      Year ending December 31,     Amount
                               1997            $   295,760
                               1998                157,812
                               1999                420,936
                               2000                393,064
                               2001                396,954
                                                 =========

                          Regency Realty Corporation
                Pro Forma Condensed Consolidated Balance Sheet
                              September 30, 1997
                                  (Unaudited)
                                (In thousands)

The following unaudited pro forma condensed consolidated balance sheet is based upon the historical consolidated balance sheet of the Company as of September 30, 1997 as if the Company had acquired Midland and the Acquisition Properties as of that date. The following pro forma condensed consolidated balance sheet should be read in conjunction with the Company's annual report filed on Form 10-K for the year ended December 31, 1996, Form 10-Q for the period ended September 30, 1997, and the pro forma consolidated statement of operations of the Company and notes thereto included elsewhere herein.

The unaudited pro forma condensed consolidated balance sheet is not necessarily indicative of what the actual financial position of the Company would have been at September 30, 1997, nor does it purport to represent the future financial position of the Company.

                                                             Regency                                    Regency
                                                             Realty                                     Realty
                                                           Corporation   Midland     Acquisition      Corporation
                                                            Historical   Properties   Properties       Pro Forma
                   Assets                                                  (a)
   Real estate rental property, at cost                    $ 772,496    $ 230,400       33,004 (b)      1,035,900
      Less: accumulated depreciation                          37,130            -            -             37,130
                                                           ----------   ----------   ----------       ------------
          Real estate rental property, net                   735,366      230,400       33,004            998,770
                                                           ----------   ----------   ----------       ------------

   Construction in progress                                   16,211            -            -             16,211
   Investments in unconsolidated real estate partnerships      1,005            -            -              1,005
                                                           ----------   ----------   ----------       ------------
      Total investments in real estate, net                  752,582      230,400       33,004          1,015,986
                                                           ----------   ----------   ----------       ------------

   Cash and cash equivalents                                  14,031            -            -             14,031
   Accounts receivable and other assets                       12,036            -            -             12,036
                                                           ----------   ----------   ----------       ------------
                                                           $ 778,649    $ 230,400       33,004          1,042,053
                                                           ==========   ==========   ==========       ============

    Liabilities and Stockholders' Equity
   Mortgage and other loans                                $ 236,277    $  92,500            -            328,777
   Acquisition and development line of credit                  3,831      137,900       33,004 (b)        174,735
                                                           ----------   ----------   ----------       ------------
      Total Notes Payable                                    240,108      230,400       33,004            503,512

   Tenant security and escrow deposits                         2,226            -            -              2,226
   Accounts payable & other liabilities                       16,002            -            -             16,002
                                                           ----------   ----------   ----------       ------------
      Total Liabilities                                      258,336      230,400       33,004            521,740
                                                           ----------   ----------   ----------       ------------

   Minority interests in consolidated partnerships             8,504            -            -              8,504
   Redeemable partnership units                               13,753            -            -             13,753
                                                           ----------   ----------   ----------       ------------
                                                              22,257            -            -             22,257
                                                           ----------   ----------   ----------       ------------

            Stockholders' Equity
   Common stock and additional paid in capital               519,540            -            -            519,540
   Distributions in excess of net income                     (21,484)           -            -            (21,484)
                                                           ----------   ----------   ----------       ------------
      Total Stockholders' Equity                             498,056            -            -            498,056
                                                           ----------   ----------   ----------       ------------

                                                           $ 778,649    $ 230,400       33,004          1,042,053
                                                           ==========   ==========   ==========       ============

   See accompanying notes to pro forma condensed consolidated balance sheet.

                          Regency Realty Corporation
            Notes to Pro Forma Condensed Consolidated Balance Sheet
                              September 30, 1997
                                  (Unaudited)
                                (In thousands)


     (a) At closing and during 1998, the Company will pay approximately $230.4 million to acquire 21 properties and pay transaction costs through the issuance of units of limited partnership interest valued at $26.58 per unit or cash of $47 million, the assumption of $92.5 million of debt, and $90.9 million to pay off existing secured real estate loans. Subsequent to 1998, the Company expects to pay approximately $12.7 million to acquire equity interests in the development pipeline as the properties reach stabilization. The Company may also be required to make payments aggregating $10.5 million through the year 2000 contingent upon increases in net income from existing properties, the development pipeline, and new properties developed or acquired in accordance with the contribution agreement.

     (b) Represents the aggregate purchase price for Kingsdale Shopping Center, Boynton Lakes Plaza and Pinetree Plaza. The other Acquisition Properties (Rivermont Station, Lovejoy Station, Tamiami Trails, and Gardens Square) were acquired prior to September 30, 1997 and are therefore included in the Company's September 30, 1997 balance sheet.

                                                           Purchase
                                                             Price
                                                        --------------
               Kingsdale Shopping Ctr                          17,575
               Boynton Lakes Plaza                             12,894
               Pinetree Plaza                                   2,535
                                                        --------------
                                                        $      33,004
                                                        ==============

                          Regency Realty Corporation
                Pro Forma Consolidated Statements of Operations
                        For the Nine Month Period ended
                        September 30, 1997 and the Year
                            ended December 31, 1996
                                  (Unaudited)
                (In thousands, except share and per share data)

The following unaudited pro forma consolidated statements of operations are based upon the historical consolidated statements of operations for the nine month period ended September 30, 1997 and the year ended December 31, 1996 and are presented as if the Company had acquired Midland and the Acquisition Properties as of January 1, 1996. Previously Reported Acquisitions represent operating properties which the Company has acquired and reported on in two Form 8-K/A's dated June 6, 1997 and March 7, 1997. These pro forma consolidated statements of operations should be read in conjunction with the Company's 1996 Form 10-K, and the Statement of Revenues and Certain Expenses of Midland Properties, Garden Square and Pinetree Plaza and notes thereto included elsewhere herein.

The unaudited pro forma consolidated statements of operations are not necessarily indicative of what the actual results of the Company would have been assuming the transactions had been completed as set forth above, nor does it purport to represent the Company's results of operations in future periods.

For the Nine Month Period Ended September 30, 1997:

                                            Regency                                                                 Regency
                                             Realty       Previously                                                Realty
                                           Corporation     Reported      Midland     Acquisition   Pro Forma      Corporation
                                           Historical    Acquisitions   Properties   Properties    Adjustments     Pro Forma
Real estate operating revenues:                              (a)           (b)          (c)
      Minimum rent                         $   49,925         6,659      13,093        4,898           -            74,575
      Percentage rent                           1,612           302          27            -           -             1,941
      Recoveries from tenants                  11,303         1,344       1,875        1,324           -            15,846
      Other recoveries and income                   -             -         100            -           -               100
      Equity income of unconsolidated
           partnerships                            20             -           -            -           -                20
                                           -----------   -----------    ----------   ----------  ----------      ------------
                                               62,860         8,305      15,095        6,222           -            92,482
                                           -----------   -----------    ----------   ----------  ----------      ------------
Real estate operating expenses:
      Operating and maintenance                 9,967         1,142         969        1,310           -            13,388
      Real estate taxes                         6,049           844       1,517          758           -             9,168
                                           -----------   -----------    ----------   ----------  ----------      ------------
                                               16,016         1,986       2,486        2,068           -            22,556
                                           -----------   -----------    ----------   ----------  ----------      ------------

         Net Property Revenues                 46,844         6,319      12,609        4,154           -            69,926

Third party revenues:
      Leasing, brokerage and
          development fees                      4,804           735           -            -           -             5,539
      Property management fees                  1,484           325           -            -           -             1,809
                                           -----------   -----------    ----------   ----------  ----------      ------------
                                                6,288         1,060           -            -           -             7,348
                                           -----------   -----------    ----------   ----------  ----------      ------------
Other expense (income):
      General and administrative                7,761           683         622            -           -             9,066
      Depreciation & amortization              11,502         2,029           -            -       3,300 (d)        16,831
      Interest expense                         14,749         5,035           -            -      14,371 (e)        34,155
      Interest income                            (729)          (33)          -            -           -              (762)
                                           -----------   -----------    ----------   ----------  ----------      ------------
                                               33,283         7,714         622            -      17,670            59,290
                                           -----------   -----------    ----------   ----------  ----------      ------------

         Net income                            19,849          (335)     11,987        4,154     (17,670)           17,984

 Minority interest in consolidated
      property partnerships                    (2,342)        1,010           -            -           -            (1,332)

                                           -----------   -----------    ----------   ----------  ----------      ------------
      Net income for common stockholders   $   17,507           675      11,987        4,154     (17,670)           16,652
                                           ===========   ===========    ==========   ==========  ==========      ============
 Earnings per share (note (f)):
      Primary                              $     0.97                                                          $      0.90
                                           ===========                                                         ============
      Fully Diluted                        $     0.97                                                          $      0.84
                                           ===========                                                         ============

                          Regency Realty Corporation
                Pro Forma Consolidated Statements of Operations
                        For the Nine Month Period ended
                        September 30, 1997 and the Year
                            ended December 31, 1996
                                  (Unaudited)
                (In thousands, except share and per share data)
For the Year Ended December 31, 1996:

                                            Regency                                                              Regency
                                             Realty     Previously                                               Realty
                                           Corporation   Reported      Midland    Acquisition   Pro Forma      Corporation
                                           Historical  Acquisitions   Properties  Properties    Adjustments     Pro Forma
Real estate operating revenues:                             (a)          (b)          (c)
      Minimum rent                           $ 34,706        25,564      11,997        7,088           -            79,355
      Percentage rent                             998           496          36            -           -             1,530
      Recoveries from tenants                   7,729         4,994       1,884        1,879           -            16,486
      Other recoveries and income                   -           321           -            -           -               321
      Equity income of unconsolidated
           partnerships                            70             -           -            -           -                70
                                           -----------   -----------  ----------  ----------- -----------      ------------
                                               43,503        31,375      13,917        8,967           -            97,762
                                           -----------   -----------  ----------  ----------- -----------      ------------

Real estate operating expenses:
      Operating and maintenance                 7,656         9,329       1,174        1,822           -            19,981
      Real estate taxes                         4,409         2,875       1,144        1,032           -             9,460
                                           -----------   -----------  ----------  ----------- -----------      ------------
                                               12,065        12,204       2,318        2,854           -            29,441
                                           -----------   -----------  ----------  ----------- -----------      ------------

         Net Property Revenues                 31,438        19,171      11,599        6,113           -            68,321

Third party revenues:
      Leasing, brokerage and
          development fees                      2,852         3,576           -            -           -             6,428
      Property management fees                    592           879           -            -           -             1,471
                                           -----------   -----------  ----------  ----------- -----------      ------------
                                                3,444         4,455           -            -           -             7,899
                                           -----------   -----------  ----------  ----------- -----------      ------------

Other expense (income):
      General and administrative                6,048         2,547         501            -           -             9,096
      Depreciation & amortization               8,758         7,255           -            -       3,891 (d)        19,904
      Branch formation expenses                     -           108           -            -           -               108
      Interest expense                         10,777        12,259           -            -      13,176 (e)        36,212
      Interest income                            (666)            -           -            -           -              (666)
                                           -----------   -----------  ----------  ----------- -----------      ------------
                                               24,917        22,169         501            -      17,067            64,654
                                           -----------   -----------  ----------  ----------- -----------      ------------

         Net income                             9,965         1,457      11,098        6,113     (17,067)           11,566

 Minority interest in consolidated
       property partnerships                        -          (696)          -            -           -              (696)
 Preferred stock dividends                        (58)            -           -            -           -               (58)

                                           -----------   -----------  ----------  ----------- -----------      ------------
      Net income for common stockholders   $    9,907           761      11,098        6,113     (17,067)      $    10,812
                                           ===========   ===========  ==========  =========== ===========      ============

 Earnings per share (note (f)):
      Primary                              $     0.96                                                          $      0.75
                                           ===========                                                         ============
      Fully Diluted                        $     0.96                                                          $      0.73
                                           ===========                                                         ============

  See accompanying notes to pro forma consolidated statements of operations.

                          Regency Realty Corporation
           Notes to Pro Forma Consolidated Statements of Operations
                        For the Nine Month Period ended
                        September 30, 1997 and the Year
                            ended December 31, 1996
                                  (Unaudited)
                (In thousands, except share and per share data)


(a) Reflects revenues and certain expenses for the Previously Reported Acquisitions for the period from January 1, 1997 to the respective acquisition date of the property, and for the year ended December 31,1996, as reported in Form 8-K/A dated June 6, 1997.

(b) Reflects revenues and certain expenses for the Midland Properties for the nine month period ended September 30, 1997 and the year ended December 31, 1996.

(c) Reflects revenues and certain expenses of the Acquisition Properties for the period from January 1, 1997 to the respective acquisition date of the property and for the year ended December 31, 1996.


     For the period from January 1, 1997 to the Acquisition Date

           Property               Acquisition    Minimum       Percentage     Recoveries     Operating &        Real
            Name                     Date          Rent           Rent        from Tenants    Maintenance    Estate Taxes
            ----                  -----------  -------------  -------------  -------------  --------------  -------------
           Rivermont Station      6/30/97      $       642              -            124              98             56
           Lovejoy Station        6/30/97              306              -             64              45             29
           Tamiami Trails         7/10/97              508              -            163             154             66
           Gardens Square         9/19/97              671              -            232             194             99
           Kingsdale Shopping Ctr 10/10/97           1,334              -            300             400            221
           Boynton Lakes Plaza    12/1/97            1,159              -            391             347            250
           Pinetree Plaza         12/23/97             279              -             51              72             37
                                               -------------  -------------  -------------  --------------  -------------
                                               $     4,898              -          1,324           1,310            758
                                               =============  =============  =============  ==============  =============


     For the year ended December 31, 1996

            Property                            Minimum       Percentage     Recoveries     Operating &        Real
              Name                                Rent           Rent       from Tenants    Maintenance    Estate Taxes
              ----                            -------------  -------------  -------------  --------------  -------------
           Rivermont Station                  $      1,294              -            251             199            112
           Lovejoy Station                             617              -            128              91             59
           Tamiami Trails                              970              -            311             294            127
           Gardens Square                              935              -            323             270            138
           Kingsdale Shopping Ctr                    1,720              -            387             516            285
           Boynton Lakes Plaza                       1,267              -            427             379            273
           Pinetree Plaza                              285              -             52              73             38
                                              -------------  -------------  -------------  --------------  -------------
                                              $      7,088              -          1,879           1,822          1,032
                                              =============  =============  =============  ==============  =============

(d) Depreciation expense is based upon the costs allocated to the buildings acquired estimating the useful life. For properties under construction, depreciation expense is calculated from the date the property is placed in service through the end of the period. In addition, the nine month period ended September 30, 1997 calculation reflects depreciation expense on the Acquisition Properties from January 1, 1997 to the respective acquisition date of the property.


     For the year ended December 31, 1996

            Property                       Building and        Year Building                       Annual
              Name                          Improvements       Built/Renovated      Useful Life    Depreciation
              ----                         -------------       ---------------      -----------    -------------
           Rivermont Station                 9,548             1996                 39             $    245
           Lovejoy Station                   5,560             1995                 38                  146
           Tamiami Trails                    7,598             1987                 30                  253
           Garden Square                     7,151             1991                 34                  210
           Kingsdale Shopping Center        10,023             1959                 27                  371
           Boynton Lakes Plaza               9,618             1993                 36                  267
           Pinetree Plaza                    3,057             1982                 25                  122
           Midland Properties              180,435             Ranging from         Ranging from      2,275
                                                               1986 to 1996         29 to 40
                                                                                                   ---------
    Pro forma depreciation expense for the year ended December 31, 1996                            $  3,891
                                                                                                   =========

     Pro forma depreciation expense for the nine month period
        ended September 30, 1997                                                                   $  3,300
                                                                                                   =========

(e) To reflect interest expense on the acquisition and development line of credit required to make the property acquisitions at the average interest rate afforded the Company (7.4%) and the assumption of $92,500 of debt at existing rates averaging 8.2%. For properties under construction, interest expense is calculated from the date the property is placed in service through the end of the period.

               Pro forma interest expense for the year
                ended December 31, 1996                                                            $ 13,176
                                                                                                   =========

               Pro forma interest expense for the nine month period
                   ended September 30, 1997                                                        $ 14,371
                                                                                                   =========

(f)  Earnings per share

                                                                                            December 31,    September 30,
                                                                                                1996            1997
                                                                                           -------------   -------------
           Primary Common Shares and Per Share Calculation:
               Total Primary Shares                                                               15,380         19,956

               Income from continuing operations for common stockholders                          10,812         16,652
               Minority Interest in RRLP                                                             696          1,332
                                                                                           -------------   -------------
                       Income for Primary Shareholders                                            11,508         17,984
                                                                                           -------------   -------------

               Primary earnings per share                                                           0.75           0.90
                                                                                           =============   =============

           Fully Diluted Common Shares and Per Share Calculation:
               Contingent Units as reported on in Form 8-K/A dated June 6, 1997.                   1,020          1,020
                                                                                           -------------   -------------
                       Total Fully Diluted Shares                                                 16,400         20,976
                                                                                           -------------   -------------

               Required increase in income from real estate operations necessary to earn contingent shares, less applicable depreciation on
                 increased purchase price.                                                           439           (262)

               Income from continuing operations before extraordinary item for common stockholders for computation of fully diluted
                                                                                           -------------   -------------
                 earnings per share                                                               11,947         17,722
                                                                                           -------------   -------------

               Fully diluted earnings per share                                                     0.73           0.84
                                                                                           =============   =============

                          PURCHASE AND SALE AGREEMENT


          THIS AGREEMENT is made as of the 1st day of October, 1997, between BOYNTON LAKES PLAZA PARTNERSHIP, a Florida general partnership ("Seller"), and RRC ACQUISITIONS, INC., a Florida corporation, its designees, successors and assigns ("Buyer").

                                  Background

          Buyer wishes to purchase a shopping center in the City of Boynton Beach, County of Palm Beach, State of Florida, owned by Seller, known as Boynton Lakes Plaza (the "Shopping Center");

          Seller wishes to sell the Shopping Center to Buyer;

          In consideration of the mutual agreements herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, Seller agrees to sell and Buyer agrees to purchase the Property (as hereinafter defined) on the following terms and conditions:

                                1.  DEFINITIONS

          As used in this Agreement, the following terms shall have the following meanings:

          1.1 Agreement means this instrument as it may be amended from time to time.

          1.2 Allocation Date means the close of business on the day immediately prior to the Closing Date.

==========================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): March 11, 1998

                           REGENCY REALTY CORPORATION
             (Exact name of registrant as specified in its charter)


                   Florida                1-12298           59-3191743
               (State or other          (Commission        (IRS Employer
                jurisdiction              File No.)      Identification No.)
              of incorporation)


   121 West Forsyth Street, Suite 200
   Jacksonville, Florida                                    32202
   (Address of principal executive offices)               (Zip Code)

   Registrant's telephone number including area code:     (904)356-7000

                                       N/A
          (Former name or former address, if changed since last report)


   ==========================================================================

   Item 2.   Acquisition or Disposition of Assets.

   General

        On March 11, 1998, Regency Realty Corporation (the "Company") acquired, through a limited partnership (the "Partnership") of which the Company is the sole general partner, substantially all of the completed properties and third party management assets of Midland Development Group, Inc. and certain of its affiliates ("Midland") pursuant to a Contribution Agreement dated January 12, 1998. For additional information, see the Company's current report on Form 8-K filed with the Commission on February 4, 1998.


   Item 7.   Financial Statements and Exhibits.

     (a) and (b)    Financial Statements and Pro Forma Financial
   Information

     Audited statement of revenues and certain expenses for Midland for the year ended December 31, 1996 and unaudited pro forma consolidated balance sheet as of September 30, 1997 and unaudited pro forma consolidated statements of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 were included in the Company's current report on Form 8-K filed with the Commission on February 4, 1998.

     (c)  Exhibits

     (2) Contribution Agreement dated as of January 12, 1998, by and among Regency Realty Corporation, Midland Development Group, Inc., the Midland Principals and certain Midland Affiliates.

     (10) Material Contracts:

          (a) Second Amended and Restated Agreement of Limited Partnership of Regency Centers, L.P., dated as of March 5, 1998, by and among Regency Realty Corporation, as General Partner, and the Limited Partners named therein.

          (b) Registration Rights Agreement dated as of March 5, 1998, by and among Regency Realty Corporation and the Investors named therein.

          (c) Amended and Restated Redemption Agreement dated as of March 5, 1998, by and among Regency Realty Corporation and the Investors named therein.

          (d) Non-Competition Agreement dated as of March 11, 1998, by and among Regency Centers, L.P., Regency Realty Group, Inc., Regency Realty Corporation and Lee S. Wielansky.

          (e) Lock-up letter agreement of Lee S. Wielansky dated as of March 1, 1998.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      REGENCY REALTY CORPORATION
                                      (Registrant)


   March 19, 1998                     By:   /s/ J. Christian Leavitt
                                         ------------------------------------
                                           J. Christian Leavitt
                                           Vice President and Treasurer

                      SECURITIES AND EXCHANGE COMMISSION
                                 UNITED STATES
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported)        January 14, 1998
                          REGENCY REALTY CORPORATION
            (Exact name of registrant as specified in its charter)



           Florida                   1-12298                     59-3191743
(State or other jurisdiction        Commission                 (IRS Employer
     of incorporation)             File Number)             Identification No.)


  121 West Forsyth Street, Suite 200
        Jacksonville, Florida                                      32202
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number including area code:             (904)-356-7000



                                Not Applicable
         (Former name or former address, if changed since last report)

ITEM 5.                       OTHER EVENTS

Regency Realty Corporation, through its wholly owned subsidiaries (together the "Company") acquired five shopping centers (the "1998 Acquisition Properties"), in addition to the Midland Properties described below, during the months of January through June 1998. The individual or the aggregate purchase price of these acquisitions, as provided below, did not individually exceed 10% of the Company's total assets. The acquisitions were made pursuant to separate purchase agreements, the sellers of which are unrelated to the Company. All of the properties currently operate as neighborhood retail shopping centers, and will continue as such. The purchase price of each shopping center was funded from the Company's revolving line of credit with Wells Fargo Realty Advisors Funding, Inc.

The factors considered by the Company in determining the price to be paid for the shopping centers included historical and expected cash flow, nature of the tenancies and terms of the leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs, physical condition and location, and the anticipated impact on the Company's financial results. The Company took into consideration capitalization rates at which it believes other shopping centers have recently sold, but determined the purchase price on the factors discussed above. No separate independent appraisals were obtained for the properties acquired.

The following summarizes the 1998 Acquisition Properties:

        Property         Purchase      Acquisition                                                  Occupancy at
          Name             Price         Date            GLA              City/State                Acquisition
Delk Spectrum         $13,987,236       1-14-98        100,880           Marietta, GA                 100.0%
Bloomingdale          $18,096,719       2-11-98        267,935           Brandon, FL                   98.0%
Silverlake            $ 9,283,350        6-3-98        100,500           Erlanger, KY                  91.2%
Highland Square       $12,501,000       6-17-98        226,682           Jacksonville, FL              90.0%
Shoppes @ 104         $12,189,650       6-19-98        108,435           Miami, FL                     94.0%
                      ===========                      ========
Total                 $66,057,955                      804,432
                      ===========                      ========


In January 1998, the Company entered into an agreement to acquire shopping centers from various entities comprising the Midland Group consisting of 21 shopping centers plus 11 shopping centers under development. The Company acquired 13 of the Midland shopping centers during March 1998 containing 1.3 million square feet for approximately $111.0 million. Those shopping centers are included in the Company's March 31, 1998 balance sheet. Subsequent to March 31, 1998, the Company has acquired or will acquire six additional shopping centers for $56.1 million and during July and August 1998, expects to acquire an additional three properties under development for $41.3 million. In addition, during 1998, the Company expects to pay $4.6 million in additional costs related to joint venture investments and other transaction costs related to acquiring the various shopping centers from Midland, and during 1999 and 2000 expects to pay contingent consideration of $23.0 million.

The Company previously filed Form 8-K dated January 12, 1998 that summarized the transaction and provided 1996 audited financial statements of the Midland Properties. The enclosed pro forma financial statements for the year ended December 31, 1997 include the Midland shopping centers and their related audited financial statements for the year then ended.

In June 1998, the Company, through an operating partnership in which it is the general partner, sold $80 million of 8.125% Series A Cumulative Redeemable Preferred Units to an institutional investor in a private placement. The enclosed pro forma financial statements include the net proceeds from the offering.

In December 1997, the Company sold one office building for $2.6 million and recognized a gain on the sale of $451,000. During the first quarter of 1998, the Company sold three office buildings and a parcel of land for $26.7 million, and recognized a gain on the sale of $9.3 million. The enclosed pro forma financial statements include adjustments to reflect the reversal of the revenues and expenses from the office buildings generated during 1997 and 1998, including the gains on the sale of the office buildings as if the sales had been completed on January 1, 1997.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

A.       Financial Statements

         (a)      DELK SPECTRUM SHOPPING CENTER
                  Audited Statement of Revenues and Certain Expenses for the year ended December 31, 1997.

         (b)      BLOOMINGDALE SQUARE
                  Audited Statement of Revenues and Certain Expenses for the year ended December 31, 1997.

         (c)      MIDLAND PROPERTIES
                  Audited Statement of Revenues and Certain Expenses for the year ended December 31, 1997.

         (d)      HIGHLAND SQUARE SHOPPING CENTER
                  Audited Statement of Revenues and Certain Expenses for the year ended December 31, 1997.

         (e)      SILVERLAKE SHOPPING CENTER
                  Audited Statement of Revenues and Certain Expenses for the year ended December 31, 1997.

B.       Pro Forma Financial Information

         (a)      REGENCY REALTY CORPORATION

                  Pro Forma Consolidated Balance Sheet, March 31, 1998 (unaudited).

                  Pro Forma Consolidated Statements of Operations for the Three-Month Period ended March 31, 1998 and the Year ended December 31, 1997 (unaudited).

C.       Exhibits:

10.      Material Contracts

* (a) Contribution Agreement dated November 3, 1997, between RRC Acquisitions, Inc., a wholly-owned subsidiary of the Company as purchaser and Cobb-Powers Ferry/Southside Associates, L.P. as seller relating to the acquisition of Delk Spectrum Shopping Center.

*        (b)      Purchase and Sale Agreement  dated October 7, 1997,  between
                  RRC Acquisitions,Inc., a wholly-owned subsidiary of the Company as purchaser and Bloomingdale Associates, Ltd. as seller relating to the acquisition of Bloomingdale Square.

         (c) Purchase and Sale Agreement dated April 4, 1998, between RRC Acquisitions Two, Inc., a wholly-owned subsidiary of the Company as purchaser and Silverlake Development Co., Ltd. as seller relating to the acquisition of Silverlake Shopping Center.

         (d) Purchase and Sale Agreement dated February 24, 1998, between RRC Acquisitions, Inc., a wholly owned subsidiary of the Company as purchaser and Ricardo Pines, Pines Highland Square Associates, Ltd., and Pines Group, Inc. as seller relating to the acquisition of Highland Square Shopping Center.

         (e) Purchase and Sale Agreement dated March 20, 1998, between RRC Acquisitions Two, Inc., a wholly owned subsidiary of the Company as purchaser and Nationwide Life Insurance Company as seller relating to the acquisition of Shoppes @ 104.

23.      Consent of KPMG Peat Marwick LLP

*        Incorporated by reference to Form 10-Q filed May 15, 1998.

                                  SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   REGENCY REALTY CORPORATION
                                                   (registrant)



July 20, 1998                           By: /s/    J. Christian Leavitt
                                                  ----------------------------
                                                   J. Christian Leavitt
                                                   Vice President and Treasurer

                         Independent Auditors' Report


The Board of Directors
Regency Realty Corporation:

We have audited the accompanying statement of revenues and certain expenses of Delk Spectrum Shopping Center for the year ended December 31, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses of Delk Spectrum Shopping Center was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a Form 8-K of Regency Realty Corporation and excludes material amounts, described in note 1, that would not be comparable to those resulting from the proposed future operation of the property. The presentation is not intended to be a complete presentation of Delk Spectrum Shopping Center revenues and expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses, described in note 1, of Delk Spectrum Shopping Center for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



                                                   KPMG Peat Marwick LLP



Jacksonville, Florida
May 15, 1998

                         DELK SPECTRUM SHOPPING CENTER

                  Statement of Revenues and Certain Expenses

                     For the year ended December 31, 1997


Revenues:
    Minimum rent                                           $     1,355,213
    Recoveries from tenants                                        144,801
    Percentage rent                                                 10,296
                                                             -------------
        Total revenues                                           1,510,310

Operating expenses:
    Real estate taxes                                               87,763
    Operating and maintenance                                       57,295
    Management fees                                                 33,966
    General and administrative                                      12,231
                                                             -------------
        Total expenses                                             191,255

        Revenues in excess of certain expenses             $     1,319,055
                                                             =============


See accompanying notes to statement of revenues and certain expenses.

                         DELK SPECTRUM SHOPPING CENTER

              Notes to Statement of Revenues and Certain Expenses

                     For the year ended December 31, 1997



1.    Basis of Presentation

      The statement of revenues and certain expenses relates to the operation of a 100,880 square foot shopping center (the "Property") located in Marietta, Georgia.

      The Property's financial statement is prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

      Subsequent to December 31, 1997, the Property was acquired by Regency Realty Corporation (RRC) in a transaction accounted for as a purchase. All operations of the Property will be included in the consolidated financial statements of RRC beginning at the acquisition date.

      The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by RRC in the proposed future operation of the Property, have been excluded. RRC is not aware of any material factors relating to the Property that would cause the reported financial information not to be necessarily indicative of future operating results. Costs not directly related to the operation of the Property have been excluded, and consist of interest, depreciation, professional fees, and certain other non operating expenses.


2.    Related Party Transaction

      During the year, management fees of $33,966 were paid to a property manager which is a related entity of the Property. The Property pays management fees of 2.5% of total income reported on the cash basis.


3.    Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         DELK SPECTRUM SHOPPING CENTER

              Notes to Statement of Revenues and Certain Expenses



4.    Operating Leases

      For the year ended December 31, 1997, the following tenants paid minimum rent which exceeded 10% of the total minimum rent earned by the Property:

                                                                    Minimum
                              Tenant                               Rent Paid
                  A&P Food Stores                                $   431,952
                  Blockbuster Video                                  149,316
                  Outback Steakhouse, of Georgia - I, L.P.           136,032

      The Property is leased to tenants under operating leases with expiration dates extending to the year 2016. Future minimum rent under noncancelable operating leases as of December 31, 1997, excluding tenant reimbursements of operating expenses and excluding additional contingent rentals based on tenants' sales volume, are as follows:

                      Year ending December 31,           Amount
                               1998                  $  1,322,718
                               1999                     1,280,486
                               2000                     1,250,745
                               2001                     1,112,330
                               2002                       724,383

                         Independent Auditors' Report


The Board of Directors
Regency Realty Corporation:

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses of Bloomingdale Square was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a Form 8-K of Regency Realty Corporation and excludes material amounts, described in note 1, that would not be comparable to those resulting from the proposed future operation of the property. The presentation is not intended to be a complete presentation of Bloomingdale Square revenues and expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses, described in note 1, of Bloomingdale Square for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



                                                   KPMG Peat Marwick LLP



Jacksonville, Florida
May 13, 1998

                              BLOOMINGDALE SQUARE

                  Statement of Revenues and Certain Expenses

                     For the year ended December 31, 1997


Revenues:
    Minimum rent                                             $     1,862,950
    Recoveries from tenants                                          458,560
    Percentage rent                                                   42,746
                                                               -------------
        Total revenues                                             2,364,256

Operating expenses:
    Operating and maintenance                                        214,721
    Real estate taxes                                                209,525
    Management fees                                                   93,803
    General and administrative                                        90,227
                                                               -------------
        Total expenses                                               608,276

        Revenues in excess of certain expenses               $     1,755,980
                                                               =============


See accompanying notes to statement of revenues and certain expenses.

                              BLOOMINGDALE SQUARE

              Notes to Statement of Revenues and Certain Expenses

                     For the year ended December 31, 1997



1.    Basis of Presentation

      The statement of revenues and certain expenses relates to the operation of a 267,935 square foot shopping center (the "Property") located in Brandon, Florida.

      The Property's financial statement is prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

      Subsequent to December 31, 1997, the Property was acquired by Regency Realty Corporation (RRC) in a transaction accounted for as a purchase. All operations of the Property will be included in the consolidated financial statements of RRC beginning at the acquisition date.

      The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by RRC in the proposed future operation of the Property, have been excluded. RRC is not aware of any material factors relating to the Property that would cause the reported financial information not to be necessarily indicative of future operating results. Costs not directly related to the operation of the Property have been excluded, and consist of interest, depreciation, professional fees, and certain other non operating expenses.


2.    Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              BLOOMINGDALE SQUARE

              Notes to Statement of Revenues and Certain Expenses



3.    Operating Leases

      For the year ended December 31, 1997, the following tenants paid minimum rent which exceeded 10% of the total minimum rent earned by the Property:

                                                         Minimum
                     Tenant                             Rent Paid
               Wal-Mart                              $   405,550
               Publix                                    208,924
               Beall's Department Stores                 185,250

      The Property is leased to tenants under operating leases with expiration dates extending to the year 2006. Future minimum rent under noncancelable operating leases as of December 31, 1997, excluding tenant reimbursements of operating expenses and excluding additional contingent rentals based on tenants' sales volume, are as follows:

                    Year ending December 31,         Amount
                             1998                $  1,885,581
                             1999                   1,805,590
                             2000                   1,580,180
                             2001                   1,397,825
                             2002                   1,149,187

                         Independent Auditors' Report


The Board of Directors
Regency Realty Corporation:

We have audited the accompanying statement of revenues and certain expenses of the Midland Properties for the year ended December 31, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses of the Midland Properties was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a Form 8-K of Regency Realty Corporation and excludes material amounts, described in note 1, that would not be comparable to those resulting from the proposed future operation of the properties. The presentation is not intended to be a complete presentation of the Midland Properties revenues and expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses, described in note 1, of the Midland Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                                   KPMG Peat Marwick LLP



Jacksonville, Florida
July 8, 1998

                              MIDLAND PROPERTIES

                  Statement of Revenues and Certain Expenses

                     For the year ended December 31, 1997



Revenues:
     Minimum rent                                              $     16,468,353
     Recoveries from tenants                                          2,239,717
     Percentage rent                                                     14,118
                                                               ----------------
         Total revenues                                              18,722,188

Operating expenses:
     Operating and maintenance                                        1,193,921
     Management fees                                                    554,670
     Real estate taxes                                                1,635,129
     General and administrative                                         486,452
                                                               ----------------
         Total expenses                                               3,870,172

         Revenues in excess of certain expenses                $     14,852,016
                                                               ================


See accompanying notes to statement of revenues and certain expenses.

                              MIDLAND PROPERTIES

              Notes to Statement of Revenues and Certain Expenses

                     For the year ended December 31, 1997


1.     Basis of Presentation

       The statement of revenues and certain expenses combines the operations of the following 19 shopping centers (Midland Properties), in which Midland Development Group, Inc., or one of its affiliated entities, is the general partner:

                                                                  Square
            Property Name                    Location              Feet
         Beckett Commons                  West Chester, OH         80,434
         Bent Tree Plaza                  Raleigh, NC              79,503
         Brookville Plaza                 Lynchburg, VA            63,664
         Cherry Grove Plaza               Cincinnati, OH          186,040
         East Point Crossing              Columbus, OH             86,520
         Evans Crossing                   Evans, GA                76,580
         Franklin Shopping Centers        Franklin, KY            205,060
         Hamilton Meadows                 Hamilton, OH            126,251
         Lake Pine Plaza                  Raleigh, NC              87,690
         Lake Shores Plaza                Detroit, MI              85,478
         Kernersville Plaza               Kernersville, NC         72,590
         North Gate Plaza                 Columbus, OH             85,100
         Maynard Crossing                 Raleigh, NC             122,813
         Shoppes at Mason                 Cincinnati, OH           80,880
         St. Ann Square                   St. Ann, MO              82,498
         Statler Square                   Staunton, VA            133,660
         West Chester Plaza               Westchester, OH          88,181
         Windmiller Farms                 Columbus, OH            119,192
         Worthington Park Centre          Worthington, OH          93,092


       This financial statement is prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

       Subsequent to December 31, 1997, the Midland Properties were acquired by Regency Realty Corporation (RRC) in a transaction accounted for as a purchase. All operations of the Midland Properties will be included in the consolidated financial statements of RRC beginning at the acquisition date.

                              MIDLAND PROPERTIES

              Notes to Statement of Revenues and Certain Expenses


1.     Basis of Presentation, continued

       The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by RRC in the proposed future operation of the Midland Properties, have been excluded. RRC is not aware of any material factors relating to the Midland Properties that would cause the reported financial information not to be necessarily indicative of future operating results. Costs not directly related to the operation of the Midland Properties have been excluded, and consist of interest, depreciation, professional fees, and certain other non operating expenses.


2.     Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.     Operating Leases

       For the year ended December 31, 1997, Kroger Supermarkets, an anchor tenant in all 19 of the shopping centers, paid minimum rent of $8,363,436, which exceeded 10% of the total minimum rent earned by all the Midland Properties.

       The Midland Properties are leased to tenants under operating leases with expiration dates extending to the year 2022. Future minimum rent under noncancelable operating leases as of December 31, 1997, excluding tenant reimbursements of operating expenses and excluding additional contingent rentals based on tenants' sales volume, are as follows:

                              Year ending December 31,             Amount
                                      1998                $      17,280,288
                                      1999                       16,587,478
                                      2000                       15,311,669
                                      2001                       14,285,341
                                      2002                       12,150,739

                              MIDLAND PROPERTIES

              Notes to Statement of Revenues and Certain Expenses


4.     Related Party Transactions

       Midland Development Group, Inc., serves as managing agent for the Midland Properties and receives a management fee of approximately 4% of minimum and percentage rent, as adjusted and defined, which amounted to $554,670 for the year ended December 31, 1997.

                         Independent Auditors' Report


The Board of Directors
Regency Realty Corporation:

We have audited the accompanying statement of revenues and certain expenses of Highland Square Shopping Center for the year ended December 31, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses of Highland Square Shopping Center was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a Form 8-K of Regency Realty Corporation and excludes material amounts, described in note 1, that would not be comparable to those resulting from the proposed future operation of the property. The presentation is not intended to be a complete presentation of Highland Square Shopping Center revenues and expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses, described in note 1, of Highland Square Shopping Center for the year ended December 31, 1997, in conformity with generally accepted accounting principles.




                                                          KPMG Peat Marwick LLP

Jacksonville, Florida
July 1, 1998

                        HIGHLAND SQUARE SHOPPING CENTER

                  Statement of Revenues and Certain Expenses

                     For the year ended December 31, 1997


Revenues:
     Minimum rent                                         $   1,122,221
     Recoveries from tenants                                    187,529
     Percentage rent                                            111,154
                                                          -------------
         Total revenues                                       1,420,904

Operating expenses:
     Real estate taxes                                          171,358
     Operating and maintenance                                   98,963
     General and administrative                                  76,051
     Management fees                                             54,111
                                                          -------------
         Total expenses                                         400,483

         Revenues in excess of certain expenses           $   1,020,421
                                                          =============


See accompanying notes to statement of revenues and certain expenses.

                        HIGHLAND SQUARE SHOPPING CENTER

              Notes to Statement of Revenues and Certain Expenses

                     For the year ended December 31, 1997


1.     Basis of Presentation

       The statement of revenues and certain expenses relates to the operation of a 226,682 square foot shopping center (the "Property") located in Jacksonville, Florida.

       The Property's financial statement is prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

       Subsequent to December 31, 1997, the Property was acquired by Regency Realty Corporation (RRC) in a transaction accounted for as a purchase. All operations of the Property will be included in the consolidated financial statements of RRC beginning at the acquisition date.

       The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by RRC in the proposed future operation of the Property, have been excluded. RRC is not aware of any material factors relating to the Property that would cause the reported financial information not to be necessarily indicative of future operating results. Costs not directly related to the operation of the Property have been excluded, and consist of interest, depreciation, professional fees, and certain other non operating expenses.


2.     Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        HIGHLAND SQUARE SHOPPING CENTER

              Notes to Statement of Revenues and Certain Expenses


3.     Operating Leases

       For the year ended December 31, 1997, one tenant, Winn Dixie Stores, Inc. paid minimum rent of $223,000 which exceeded 10% of the total minimum rent earned by the Property.

       The Property is leased to tenants under operating leases with expiration dates extending to the year 2014. Future minimum rent under noncancelable operating leases as of December 31, 1997, excluding tenant reimbursements of operating expenses and excluding additional contingent rentals based on tenants' sales volume, are as follows:

                           Year ending December 31,                 Amount
                                      1998                    $  1,052,126
                                      1999                         878,359
                                      2000                         659,175
                                      2001                         427,187
                                      2002                         334,822

4.     Related Party Transactions

       Pines Group, Inc., a related party through common general partners, serves as managing agent for Highland Square Shopping Center and receives a management fee of approximately 4% of total revenues which amounted to $54,111 for the year ended December 31, 1997.

                         Independent Auditors' Report


The Board of Directors
Regency Realty Corporation:

We have audited the accompanying statement of revenues and certain expenses of Silverlake Shopping Center for the year ended December 31, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses of Silverlake Shopping Center was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a Form 8-K of Regency Realty Corporation and excludes material amounts, described in note 1, that would not be comparable to those resulting from the proposed future operation of the property. The presentation is not intended to be a complete presentation of Silverlake Shopping Center revenues and expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses, described in note 1, of Silverlake Shopping Center for the year ended December 31, 1997, in conformity with generally accepted accounting principles.




                                                       KPMG Peat Marwick LLP

Jacksonville, Florida
June 30, 1998

                          SILVERLAKE SHOPPING CENTER

                  Statement of Revenues and Certain Expenses

                     For the year ended December 31, 1997


Revenues:
     Minimum rent                                            $     819,303
     Recoveries from tenants                                       142,294
                                                               -----------
         Total revenues                                            961,597

Operating expenses:
     Operating and maintenance                                      84,650
     Real estate taxes                                              85,302
     Management fees                                                11,043
     General and administrative                                     31,995
                                                               -----------
         Total expenses                                            212,990

         Revenues in excess of certain expenses              $     748,607
                                                               ===========


See accompanying notes to statement of revenues and certain expenses.

                          SILVERLAKE SHOPPING CENTER

              Notes to Statement of Revenues and Certain Expenses

                     For the year ended December 31, 1997




1.     Basis of Presentation

       The statement of revenues and certain expenses relates to the operation of a 100,500 square foot shopping center (the "Property") located in Erlanger, KY.

       The Property's financial statement is prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

       Subsequent to December 31, 1997, the Property was acquired by Regency Realty Corporation (RRC) in a transaction accounted for as a purchase. All operations of the Property will be included in the consolidated financial statements of RRC beginning at the acquisition date.

       The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by RRC in the proposed future operation of the Property, have been excluded. RRC is not aware of any material factors relating to the Property that would cause the reported financial information not to be necessarily indicative of future operating results. Costs not directly related to the operation of the Property have been excluded, and consist of interest, depreciation, professional fees, and certain other non operating expenses.


2.     Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          SILVERLAKE SHOPPING CENTER

              Notes to Statement of Revenues and Certain Expenses

3.     Operating Leases

       For the year ended December 31, 1997, one tenant, Kroger Supermarkets, paid minimum rent of $466,104 which exceeded 10% of the total minimum rent earned by the Property.

       The Property is leased to tenants under operating leases with expiration dates extending to the year 2014. Future minimum rent under noncancelable operating leases as of December 31, 1997, excluding tenant reimbursements of operating expenses and excluding additional contingent rentals based on tenants' sales volume, are as follows:

                           Year ending December 31,                  Amount
                                      1998                      $     826,061
                                      1999                            711,620
                                      2000                            671,534
                                      2001                            568,221
                                      2002                            526,588
                                                                  ===========

4.     Related Party Transactions

       Oakley Properties, Inc., an affiliated entity through common general partners, serves as the managing agent for the Property and received management fees of $11,043 for the year ended December 31, 1997.

                          Regency Realty Corporation
             Pro Forma Condensed Consolidated Financial Statements


 The following unaudited pro forma condensed consolidated balance sheet is based upon the historical consolidated balance sheet of the Company as of March 31, 1998 as if the Company had completed the acquisition of all the Midland Properties and the 1998 Acquisition Properties as of that date. The following unaudited pro forma consolidated statements of operations of the Company are based upon the historical consolidated statements of operations for the three-month period ended March 31, 1998 and the year ended December 31, 1997. These statements are presented as if the Company had acquired the 1998 Acquisition Properties and 13 other properties acquired during 1997 (together the "Acquisition Properties"), as well as the Branch Properties and the Midland Properties as of January 1, 1997. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company's annual report filed on Form 10-K for the year ended December 31, 1997, and Form 10-Q for the period ended March 31, 1998.

 The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the actual financial position or results of operations of the Company would have been at March 31, 1998 or December 31, 1997 assuming the transactions had been completed as set forth above, nor does it purport to represent the financial position or results of operations of the Company in future periods.


                                                                       Midland         Other
                                                        Historical    Properties      Adjustments         Pro Forma
                                                                          (a)
                    Assets
 Real estate investments, at cost                        $ 950,050      $ 56,100       $ 33,974  (b)    $ 1,040,124
 Construction in progress                                   40,765             -              -              40,765
      Less: accumulated depreciation                        40,833             -              -              40,833
                                                       ------------  ------------   ------------        ------------
          Real estate rental property, net                 949,982        56,100         33,974           1,040,056
                                                       ------------  ------------   ------------        ------------

 Investments in real estate partnerships                       992             -              -                 992
                                                       ------------  ------------   ------------        ------------
      Net real estate investments                          950,974        56,100         33,974           1,041,048
                                                       ------------  ------------   ------------        ------------

 Cash and cash equivalents                                  16,707             -              -              16,707
 Tenant receivables, net of allowance for
      uncollectible accounts                                 9,788             -              -               9,788
 Deferred costs, less accumulated amortization               4,532             -              -               4,532
 Other assets                                                3,981             -              -               3,981
                                                       ============  ============   ============        ============
          Total Assets                                   $ 985,982      $ 56,100       $ 33,974         $ 1,076,056
                                                       ============  ============   ============        ============

     Liabilities and Stockholders' Equity
 Mortgage loans payable                                  $ 305,531      $ 31,732      $ (25,774)(c)     $   311,489
 Acquisition and development line of credit                 90,231        24,368        (18,652)(b)(c)       95,947
                                                       ------------  ------------   ------------         -----------
      Total debt                                           395,762        56,100        (44,426)            407,436

 Tenant's security and escrow deposits                       2,562             -              -               2,562
 Accounts payable & other liabilities                       11,911             -              -              11,911
                                                       ------------  ------------   ------------        ------------
      Total liabilities                                    410,235        56,100        (44,426)            421,909
                                                       ------------  ------------   ------------        ------------

 Redeemable partnership units                               28,106             -              -              28,106
 Preferred partnership units                                     -             -         78,400  (c)         78,400
 Limited partners' interest in
   consolidated partnerships                                 7,414             -              -               7,414
                                                       ------------  ------------   ------------        ------------
                                                            35,520             -         78,400             113,920
                                                       ------------  ------------   ------------        ------------

 Common stock and additional paid in capital               553,187             -              -             553,187
 Distributions in excess of net income                     (12,960)            -              -             (12,960)
                                                       ------------  ------------   ------------        ------------
      Total stockholders' equity                           540,227             -              -             540,227
                                                       ------------  ------------   ------------        ------------
          Total liabilities and stockholders' equity     $ 985,982      $ 56,100       $ 33,974         $ 1,076,056
                                                       ============  ============   ============        ============

 See accompanying notes to pro forma condensed consolidated balance sheet.

                          Regency Realty Corporation
            Notes to Pro Forma Condensed Consolidated Balance Sheet
                                March 31, 1998
                                  (Unaudited)
                                (In thousands)

(a)  Acquisitions of Shopping Centers:

     In January 1998, the Company entered into an agreement to acquire shopping centers from various entities comprising the Midland Group consisting of 21 shopping centers plus 11 shopping centers under development. The Company acquired 13 of the Midland shopping centers during March 1998 containing
     1.3 million square feet for approximately $111.0 million. Those shopping centers are included in the Company's March 31, 1998 balance sheet. Subsequent to March 31, 1998, the Company has acquired or will acquire six additional shopping centers for $56.1 million and during July and August 1998, expects to acquire an additional three properties under development for $41.3 million. In addition, during 1998, the Company expects to pay $4.6 million in additional costs related to joint venture investments and other transaction costs related to acquiring the various shopping centers from Midland, and during 1999 and 2000 expects to pay contingent consideration of $23.0 million. The following table sets forth the aggregate purchase price for East Point, Maxtown, Worthington, Franklin Square, St. Ann Square and Windmiller, which have been or will be acquired subsequent to March 31, 1998.

                                                             Purchase
                                                              Price
                                                          -------------
         East Point                                     $        8,215
         Maxtown                                                 7,712
         Worthington                                            10,691
         Franklin Square                                        11,375
         St. Ann Square                                          6,653
         Windmiller                                             11,454
                                                          =============
                                                        $       56,100
                                                          =============

     The following table represents the properties under development which the Company expects to acquire from Midland upon completion of construction during 1998. These properties are not included in these pro forma condensed consolidated financial statements.

                                  Expected
                                 Acquisition      Purchase
                                    Date           Price
                                -------------   -------------
         Garner Festival           July-98       $    20,571
         Nashboro                  July-98             7,260
         Crooked Creek            August-98           13,471
                                                   ==========
                                                 $    41,302
                                                   ==========

(b) Represents the aggregate purchase price for Silverlake Shopping Center, Highlands Square Shopping Center and Shoppes @ 104. The other Acquisition Properties were acquired prior to March 31, 1998 and are therefore included in the Company's March 31, 1998 balance sheet.

                                                 Acquisition      Purchase
                                                    Date           Price
                                                --------------  -------------
         Silverlake Shopping Center              June 3, 1998   $      9,283
         Highland Square Shopping Center        June 17, 1998         12,501
         Shoppes @ 104                          June 19, 1998         12,190
                                                                  ===========
                                                                $     33,974
                                                                  ===========

(c) Represents the proceeds from the offering of cumulative redeemable preferred units completed in June 1998, less estimated offering costs of 2%. At closing, the Company used the net proceeds from the offering, approximately $78.4 million, for the repayment of existing mortgage loans ($25.8 million) and the repayment of balances on the Line ($52.6 million).

                          Regency Realty Corporation
                Pro Forma Consolidated Statements of Operations
                For the Three Month Period Ended March 31, 1998
                     and the Year Ended December 31, 1997
                                  (Unaudited)
                 (In thousands, except unit and per unit data)


                                                            For the Three Month Period Ended March 31, 1998
                                                                 Midland       Acquisition      Other
                                                  Historical    Properties     Properties      Adjustments   Pro Forma
                                                                   (e)             (f)
Revenues:
      Minimum rent                                   $ 22,255     $ 3,332         $ 1,064     $    (697) (j) $  25,954
      Percentage rent                                   1,103           -              32            (8) (j)     1,127
      Recoveries from tenants                           4,821         410             208           (67) (j)     5,372
      Management, leasing and brokerage fees            2,504           -               -             -          2,504
      Equity in income of investments in
        real estate partnerships                            1           -               -             -              1
                                                     --------     -------         -------     ---------      ---------
                                                       30,684       3,742           1,304          (772)        34,958
                                                     --------     -------         -------     ---------      ---------
Operating expenses:
      Depreciation & amortization                       5,456         676  (g)        280  (g)     (453) (j)     5,959
      Operating and maintenance                         4,116         228             109          (122) (j)     4,331
      General and administrative                        3,433         180              81           (25) (j)     3,669
      Real estate taxes                                 2,789         385             131           (81) (j)     3,224
                                                     --------     -------         -------     ---------      ---------
                                                       15,794       1,469             601          (681)        17,183
                                                     --------     -------         -------     ---------      ---------
 Interest expense (income):
      Interest expense                                  5,215       2,058  (h)        712  (i)   (1,799) (k)     6,186
      Interest income                                    (335)          -               -             -           (335)
                                                     --------     -------         -------     ---------      ---------
                                                        4,880       2,058             712        (1,799)         5,851
                                                     --------     -------         -------     ---------      ---------
      Income before minority interest
         and gain on sale of real
         estate investments                            10,010         215              (9)        1,708         11,924

 Gain on sale of real estate investments               10,237           -               -        (9,336) (j)       901
 Minority interest                                       (691)         (9)              -             4           (696)
                                                     --------     -------         -------     ---------      ---------
      Net income                                       19,556         206              (9)       (7,624)        12,129
                                                     --------     -------         -------     ---------      ---------
 Preferred distributions                                    -           -               -        (1,625) (l)    (1,625)
                                                     --------     -------         -------     ---------      ---------
      Net income for common stockholders             $ 19,556     $   206         $    (9)    $  (9,249)     $  10,504
                                                     ========     =======         ========    =========      =========
 Net income per share (note (m)):
      Basic                                          $   0.74                                                $    0.37
                                                     ========                                                =========
      Diluted                                        $   0.69                                                $    0.37
                                                     ========                                                =========


 See accompanying notes to pro forma consolidated statements of operations.

                           Regency Realty Corporation
                 Pro Forma Consolidated Statements of Operations
                 For the Three Month Period Ended March 31, 1998
                      and the Year Ended December 31, 1997
                                   (Unaudited)
                  (In thousands, except unit and per unit data)


                                                                       For the Year Ended December 31, 1997
                                                           Branch        Midland       Acquisition         Other
                                           Historical    Properties    Properties      Properties        Adjustments   Pro Forma
                                                              (d)           (e)             (f)
Revenues:
 Minimum rent                                 $ 70,103       $ 3,596        16,482         14,452        (4,136) (j)  $ 100,497
 Percentage rent                                 2,151           167             0            299             -           2,617
 Recoveries from tenants                        16,601           751         2,240          3,136          (548) (j)     22,180
 Management, leasing and brokerage fees          8,448         1,060             0              0             -           9,508
 Equity in income of investments
  in real estate partnerships                       33             -             0              0             -              33
                                           -----------   -----------   -----------     ----------     ---------       ---------
                                                97,336         5,574        18,722         17,887        (4,684)        134,835
                                           -----------   -----------   -----------     ----------     ---------       ---------
Operating expenses:
 Depreciation & amortization                    16,303           972         2,994 (g)      3,458 (g)      (855) (j)     22,872
 Operating and maintenance                      14,213           595         1,194          1,999        (1,260) (j)     16,741
 General and administrative                      9,964           683         1,042            931           (49) (j)     12,571
 Real estate taxes                               8,692           404         1,635          1,922          (447) (j)     12,206
                                           -----------   -----------   -----------     ----------     ---------       ---------
                                                49,172         2,654         6,865          8,310        (2,611)         64,390
                                           -----------   -----------   -----------     ----------     ---------       ---------
 Interest expense (income):
 Interest expense                               19,667         1,517        10,353 (h)      9,765 (i)    (7,196) (k)     34,106
 Interest income                                (1,000)          (33)            0              0             -          (1,033)
                                           -----------   -----------   -----------     ----------     ---------       ---------
                                                18,667         1,484        10,353          9,765        (7,196)         33,073
                                           -----------   -----------   -----------     ----------     ---------       ---------

 Income before minority interest
   and gain on sale of real
    estate investments                          29,497         1,436         1,504           (188)        5,123          37,372

 Gain on sale of real estate investments           451             -             0              0          (451) (j)        -
 Minority interest                              (2,547)        1,010           (38)             5            52          (1,518)
                                           -----------   -----------   -----------     ----------     ---------       ---------
              Net income                        27,401         2,446         1,466           (183)        4,724          35,854

 Preferred distributions                             -             -             0              0        (6,500) (l)     (6,500)
                                           ===========   ===========   ===========     ==========     =========       =========
 Net income for common stockholders           $ 27,401       $ 2,446         1,466           (183)     $ (1,776)       $ 29,354
                                           ===========   ===========   ===========     ==========     =========       =========

 Net income per share (note (m)):
              Basic                             $ 1.28                                                                     1.39
                                           ===========                                                                =========

              Diluted                           $ 1.23                                                                     1.28
                                           ===========                                                                =========



  See accompanying notes to pro forma consolidated statements of operations.

                          Regency Realty Corporation
           Notes to Pro Forma Consolidated Statements of Operations
            For the Three Month Period Ended March 31, 1998 and the
                         Year ended December 31, 1997
                                  (Unaudited)
                 (In thousands, except unit and per unit data)

(d) Reflects pro forma results of operations for the Branch Properties for the period from January 1, 1997 to March 7, 1997 (acquisition date).

(e) Reflects revenues and certain expenses for the Midland Properties for the period from January 1, 1998 to the earlier of the respective acquisition date of the property or March 31, 1998 and for the year ended December 31, 1997.

                                    For the period from January 1, 1998 to the Acquisition Date
              Property          Acquisition   Minimum     Recoveries    Operating and     Real             General and
                Name               Date        Rent      from Tenants    Maintenance   Estate Taxes       Administrative
         -------------------    ---------   ---------   --------------  ------------- -------------       ---------------
         Windmiller Farms        Jul-98    $     289    $       45     $      17       $        36        $           16
         Franklin Square        4/29/98          303            19            27                25                    13
         St. Ann Square         4/17/98          184             3            17                 -                     5
         East Point Crossing    4/29/98          223            19            15                46                     8
         North Gate Plaza       4/29/98          181            51            12                46                    22
         Worthington Park       4/29/98          227            74            17                61                     7
         Beckett Commons         3/1/98          113             7             6                14                     4
         Cherry Grove Plaza      3/1/98          239            11            13                22                    21
         Bent Tree Plaza         3/1/98          137            11             7                59                     8
         West Chester Plaza      3/1/98          130            12            13                42                     7
         Brookville Plaza        3/1/98           95             5             5                 -                     4
         Lake Shores Plaza       3/1/98          123            10             5                 -                     6
         Evans Crossing          3/1/98          116             4             5                 -                     6
         Statler Square          3/1/98          164            15            13                 1                     8
         Kernersville Plaza      3/1/98          120             4             8                 -                     8
         Maynard Crossing        3/1/98          272            38            13                 -                    15
         Shoppes at Mason        3/1/98          116            27            15                33                     6
         Lake Pine Plaza         3/1/98          152            13            10                 -                     9
         Hamilton Meadows        3/1/98          148            42            10                 -                     7
                                            =========   ===========    ==========      ============       ===============
                                           $   3,332    $      410     $     228       $       385        $          180
                                            =========   ===========    ==========      ============       ===============

                                                For the year ended December 31, 1997
              Property          Acquisition   Minimum     Recoveries    Operating and     Real             General and
                Name               Date        Rent      from Tenants    Maintenance   Estate Taxes       Administrative
         -------------------    ---------   ---------   --------------  ------------- -------------       ---------------
         Windmiller Farms        Jul-98    $   1,157   $       181     $      69     $         143        $           64
         Franklin Square        4/29/98        1,270           171           158                94                    98
         St. Ann Square         4/17/98          741           149            60               119                    42
         East Point Crossing    4/29/98          821           159            50               107                    51
         North Gate Plaza       4/29/98          718           100            56                84                    32
         Worthington Park       4/29/98          862           208            67               124                    59
         Beckett Commons         3/1/98          687           140            38                83                    47
         Cherry Grove Plaza      3/1/98        1,445           175            85               131                   105
         Bent Tree Plaza         3/1/98          786           130            64                59                    48
         West Chester Plaza      3/1/98          807            70            72                84                    45
         Brookville Plaza        3/1/98          571            42            34                50                    30
         Lake Shores Plaza       3/1/98          759           156            55                96                    32
         Evans Crossing          3/1/98          613            84            34                50                    33
         Statler Square          3/1/98          913            76            43                54                    60
         Kernersville Plaza      3/1/98          605            58            29                51                    33
         Maynard Crossing        3/1/98        1,367           133            78                95                   104
         Shoppes at Mason        3/1/98          644            56            61                65                    38
         Lake Pine Plaza         3/1/98          827            93            54                51                    46
         Hamilton Meadows        3/1/98          889            59            87                95                    75
                                            =========   ===========    ==========      ============       ===============
                                           $  16,482   $     2,240     $   1,194     $       1,635        $        1,042
                                            =========   ===========    ==========      ============       ===============

(f) Reflects revenue and certain expenses of the Acquisition Properties for the periods from January 1, 1998 and 1997 to the respective acquisition date of the property.

                                    For the period from January 1, 1998 to the Acquisition Date
  Property               Acquisition   Minimum     Percentage     Recoveries        Operating and         Real         General and
    Name                     Date       Rent          Rent        from Tenants      Maintenance        Estate Taxes   Administrative
    ----                 -----------   ---------   ----------     ------------      -------------      ------------   --------------
  Delk Spectrum          1/14/98   $        48   $        -    $        5        $        2        $            3            2
  Bloomingdale Square    2/11/98           209            5            52                24                    23           21
  Silverlake              6/3/98           202            -            35                21                    21           11
  Highland Square        6/17/98           277           27            46                24                    42           32
  Shoppes @104           6/19/98           328            -            70                38                    42           15
                                     =========   ===========    ==========       ============       ===============  ===========
                                   $     1,064   $       32    $      208        $      109        $          131           81
                                     =========   ===========    ==========       ============       ===============  ===========

                                             For the period from January 1, 1997 to the Acquisition Date
  Property               Acquisition   Minimum   Percentage       Recoveries      Operating and          Real        General and
    Name                    Date        Rent        Rent         from Tenants      Maintenance        Estate Taxes   Administrative
    ----                 ---------   ---------   -----------    --------------    ------------      ---------------  -----------
  Oakley Plaza           3/14/97     $    142    $        -     $      14         $      13         $          13    $       8
  Mariner's Village      3/25/97          185             6            37                45                    33            7
  Carmel Commons         3/28/97          297            11            63                38                    35           22
  Mainstreet Square      4/15/97          193             -            34                42                    30           15
  East Port Plaza        4/25/97          543             -           107                96                    65           33
  Hyde Park Plaza         6/6/97        1,702           118           339               144                   265           84
  Rivermont Station      6/30/97          642             -           124                65                    56           34
  Lovejoy Station        6/30/97          306             -            63                36                    29            9
  Tamiami Trails         7/10/97          508             -           163               124                    66           30
  Garden Square          9/19/97          671             -           232               144                    99           50
  Kingsdale S.C.        10/10/97        1,334             -           300               325                   221           75
  Boynton Lakes Plaza    12/1/97        1,159             -           391               267                   250           80
  Pinetree Plaza        12/23/97          279             -            51                50                    37           21
  Delk Spectrum          1/14/98        1,355            10           145                57                    88           46
  Bloomingdale Square    2/11/98        1,863            43           459               215                   209          184
  Silverlake              6/3/98          819             -           142                85                    85           43
  Highland Square        6/17/98        1,122           111           187                99                   171          130
  Shoppes @104           6/19/98        1,332             -           285               154                   170           60
                                     =========   ===========    ==========        ==========        ==============   ==========
                                     $ 14,452    $      299     $   3,136         $   1,999         $       1,922    $     931
                                     =========   ===========    ==========        ==========        ==============   ==========


(g) Depreciation expense is based on the estimated useful life of the properties acquired. For properties under construction, depreciation expense is calculated from the date the property is placed in service through the end of the period. In addition, the three month period ended March 31, 1998 and year ended December 31, 1997 calculations reflect depreciation expense on the properties from January 1, 1997 to the earlier of the respective acquisition date of the property or March 31, 1998.

                                                    For the period from January 1, 1998 to the Acquisition Date
         Property                                  Building and   Year Building                      Depreciation
           Name                                    Improvements  Built/Renovated Useful Life          Adjustment
                                                  -------------  --------------  ------------       ---------------
         Delk Spectrum                              $ 10,417       1991              34             $           11
         Bloomingdale Square                          13,189       1987              30                         49
         Silverlake Shopping Center                    7,584       1988              31                         60
         Highland Square                               9,049       1960              20                        112
         Shoppes @104                                  6,439       1990              33                         48
                                                                                                    ===============
            Acquisition Properties pro forma
               depreciation adjustment                                                              $          280
                                                                                                    ===============


         Midland Properties                         $  131,065     Ranging from      Ranging from
                                                                   1986 to 1996      29 to 40       $          676
                                                                                                    ===============

                                                          For the period from January 1, 1997 to the Acquisition Date
         Property                                        Building and   Year Building                      Depreciation
           Name                                          Improvements  Built/Renovated  Useful Life          Adjustment
                                                        -------------  ---------------- ----------       ---------------
         Oakley Plaza                                     $  6,428       1988              31            $            41
         Mariner's Village                                   5,979       1986              29                         47
         Carmel Commons                                      9,335       1979              22                        101
         Mainstreet Square                                   4,581       1988              31                         43
         East Port Plaza                                     8,179       1991              34                         76
         Hyde Park Plaza                                    33,734       1995              38                        382
         Rivermont Station                                   9,548       1996              39                        121
         Lovejoy Station                                     5,560       1995              38                         73
         Tamiami Trails                                      7,598       1987              30                        133
         Garden Square                                       7,151       1991              34                        151
         Kingsdale Shopping Center                          10,023       1959              27                        288
         Boynton Lakes Plaza                                 9,618       1993              36                        244
         Pinetree Plaza                                      3,057       1982              25                        120
         Delk Spectrum                                      10,417       1991              34                        306
         Bloomingdale Square                                13,189       1987              30                        440
         Silverlake Shopping Center                          7,584       1988              31                        245
         Highlands Square                                    9,049       1960              20                        452
         Shoppes @104                                        6,439       1990              33                        195
                                                                                                          ===============
            Acquisition Properties pro forma
             depreciation adjustment                                                                     $         3,458
                                                                                                          ===============

         Midland Properties                               $131,065       Ranging from      Ranging from
                                                                         1986 to 1996      29 to 40      $         2,994
                                                                                                          ===============

(h) To reflect interest expense on the Line required to complete the acquisition of the Midland Properties at the average interest rate afforded the Company (6.525%) and the assumption of $97.0 million of debt. For properties under construction, interest expense is calculated from the date the property is placed in service through the end of the period.

          Pro forma interest adjustment for the
          three month period ended March 31, 1998            $           2,058
                                                               ===============

            Pro forma interest adjustment for the
            year ended December 31, 1997                     $          10,353
                                                               ===============

(i) To reflect interest expense on the Line required to complete the acquisition of the Acquisition Properties at the average interest rate afforded the Company (6.525%). The three month period ended March 31, 1998 and year ended December 31, 1997 calculation reflects interest expense on the properties from January 1, 1997 to the respective acquisition date of the property.

            Pro forma interest adjustment for the
            three month period ended March 31, 1998          $             712
                                                                 ==============

            Pro forma interest adjustment for the
            year ended December 31, 1997                     $           9,765
                                                                 ==============


(j) In December, 1997, the Company sold one office building for $2.6 million and recognized a gain on the sale of $451,000. During the first quarter of 1998, the Company sold three office buildings and a parcel of land for $26.7 million, and recognized a gain on the sale of $9.3 million. The adjustments to the pro forma statements of operations reflects the reversal of the revenues and expenses from the office buildings generated during 1997 and 1998, including the gains on the sale of the office buildings as if the sales had been completed on January 1, 1997.

(k) To reflect the reduction of interest expense on the Line and mortgage loans from the proceeds of the issuance of the preferred units and the proceeds from the sale of the office buildings.

            Pro forma interest adjustment for the
            three-month period ended March 31, 1998          $          (1,799)
                                                               ===============

            Pro forma interest adjustment for the
            year ended December 31, 1997                     $          (7,196)
                                                               ===============

(l) To reflect the distribution on the offering of preferred units at an assumed annual rate of 8.125% for the three-month period ended March 31, 1998 and year ended December 31, 1997.

(m) The following summarizes the calculation of basic and diluted earnings per share for the three-month period ended March 31, 1998 and the year ended December 31, 1997:

                                                                                         For the Three       For the year
                                                                                          Months Ended          Ended
                                                                                         March 31, 1998    December 31, 1997
                                                                                        ---------------    ----------------
         Basic Earnings Per Share (EPS) Calculation:
            Weighted average common shares outstanding                                      24,727                17,424
                                                                                       ============       ===============

            Net income for common stockholders                                   $          10,503      $         29,354
            Less: dividends paid on Class B common stock                                     1,344                 5,140
                                                                                       ============       ===============
            Net income for Basic EPS                                             $           9,159                24,214
                                                                                       ============       ===============

         Basic earnings per share                                                $            0.37                  1.39
                                                                                       ============       ===============

         Diluted Earnings Per Share (EPS) Calculation:
            Weighted average common shares outstanding for Basic EPS                        24,727                17,424
            Redeemable operating partnership units                                               -                 1,243
            Incremental shares to be issued under common
              stock options using the Treasury method                                           54                    80
            Contingent units or shares for the acquisition
              of real estate                                                                     -                   955
                                                                                       ------------       ---------------
                   Total Diluted Shares                                                     24,781                19,702
                                                                                       ------------       ---------------

            Net income for Basic EPS                                                         9,159                24,214
            Add:  minority interest of redeemable partnership units                              -                 1,013

                                                                                       ============       ===============
            Net income for Diluted EPS                                                       9,159                25,227
                                                                                       ============       ===============

         Diluted EPS                                                             $            0.37      $           1.28
                                                                                       ============       ===============

The Board of Directors
Regency Realty Corporation:

     We consent to the use of reports incorporated by reference in the registration statements, (No. 3-86886, No. 333-930, No. 333-2546, and No. 333-
31077) on Form S-3 and (No. 333-24971) on Form S-8, of Regency Realty Corporation of our reports, with respect to the Statements of Revenues and Certain Expenses for the year ended December 31, 1997, of the following properties:

                 Name of Property               Date of audit report

          Delk Spectrum Shopping Center               May 15, 1998
          Bloomingdale Square                         May 13, 1998
          Sliverlake Shopping Center                 June 30, 1998
          Highland Square Shopping Center             July 1, 1998
          Midland Properties                          July 8, 1998


The above reports appear in the Form 8-K of Regency Realty Corporation dated July 20, 1998.

                                                       KPMG PEAT MARWICK LLP

July 20, 1998
Jacksonville, Florida

                          PURCHASE AND SALE AGREEMENT


         THIS AGREEMENT is made as of the 24th day of February, 1998, between RICARDO PINES, individually ("Pine"), PINES HIGHLAND SQUARE ASSOCIATES, LTD., a Florida limited partnership ("Partnership"), and PINES GROUP, INC., a Florida corporation ("PGI"), and RRC ACQUISITIONS TWO, INC., a Florida corporation, its designees, successors and assigns ("Buyer").

                                  Background

         Buyer wishes to purchase a shopping center in the City of Jacksonville, County of Duval, State of Florida, commonly known as Highland Square Shopping Center (the "Shopping Center"). The Shopping Center is comprised of three parcels, one of which ("Parcel One") is owned by Pine, another of which ("Parcel Two") is owned by Highland Square, and the third is owned by Pine and PGI as Tenants in Common.

         Pine, Highland Square and PGI desire to sell the Shopping Center to Buyer.

         In consideration of the mutual agreements herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, Pine, Highland Square and PGI agree to sell and Buyer agrees to purchase the Shopping Center on the following terms and conditions:

                                1.  DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         1.1 Agreement means this instrument as it may be amended from time to time.

         1.2 Allocation Date means the close of business on the day immediately prior to the Closing Date.

         1.3 Audit Representation Letter means the form of Audit Representation Letter attached hereto as Exhibit .

         1.4 Buyer means the party identified as Buyer on the initial page hereof.

         1.5 Closing means generally the execution and delivery of those documents and funds necessary to effect the sale of the Property by Seller to Buyer.

         1.6 Closing Date means the date on which the Closing occurs.

         1.7 Contracts means all service contracts, agreements or other instruments to be assigned by Seller to Buyer at Closing.

         1.8 Day means a calendar day, whether or not the term is capitalized.

         1.9 Earnest Money Deposit means the deposit delivered by Buyer to Escrow Agent prior to the Closing under Sections and of this Agreement, together with the earnings thereon, if any.

         1.10 Environmental Claim means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material or actual or alleged Hazardous Material Activity, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Material, Environmental Law or other order of a governmental authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

         1.11 Environmental Law means any current legal requirement in effect at the Closing Date pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of source water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water, and groundwater); and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC ss.ss.9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC ss.ss.6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC ss.ss.1251 et seq., Clean Air Act of 1966, as amended, 42 USC ss.ss.7401 et seq., Toxic Substances Control Act of 1976, 15 USC ss.ss.2601 et seq., Hazardous Materials Transportation Act, 49 USC App. ss.ss.1801, Occupational Safety and Health Act of 1970, as amended, 29 USC ss.ss.651 et seq., Oil Pollution Act of 1990, 33 USC ss.ss.2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC App. ss.ss.11001 et seq., National Environmental Policy Act of 1969, 42 USC ss.ss.4321 et seq., Safe Drinking Water Act of 1974, as amended by 42 USC ss.ss.300(f) et seq., and any similar, implementing or successor law, any amendment, rule, regulation, order or directive, issued thereunder.

         1.12 Escrow Agent means Chicago Deferred Exchange Corporation, 171 North Clark Street, Chicago, Illinois 60601 (Fax 312/223-3301).

         1.13 Governmental Approval means any permit, license, variance, certificate, consent, letter, clearance, closure, exemption, decision, action or approval of a governmental authority.

         1.14 Hazardous Material means any asbestos, petroleum, petroleum product, dry cleaning solvent or chemical, biological or medical waste, "sharps" or any other hazardous or toxic substance as defined in or regulated by any Environmental Law in effect at the pertinent date or dates.

         1.15 Hazardous Material Activity means any activity, event, or occurrence at or prior to the Closing Date involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling or corrective or response action to any Hazardous Material.

         1.16 Improvements means all buildings, structures or other improvements situated on the Real Property.

         1.17 Inspection Period means the period of time which expires at the end of business on Wednesday, March 25, 1998. Buyer may extend the Inspection Period for an additional fifteen days by depositing an additional $50,000 with Escrow Agent which additional deposit shall become a part of the Earnest Money Deposit provided for in Section hereof.

         1.18 Lady's Island Publix means the free-standing Publix grocery store and related facilities on lands located at the intersection of Sea Island Parkway and Sam's Point Road at Lady's Island Drive, in Beaufort County, South Carolina, owned by Buyer and leased to Publix Super Markets, Inc. ("Publix"), commonly known as "Lady's Island Publix".

         1.19 Leases means all leases and other occupancy agreements permitting persons to lease or occupy all or a portion of the Property.

         1.20 Materials means all plans, drawings, specifications, soil test reports, environmental reports, market studies, surveys, and similar documentation, if any, owned by or in the possession of Seller with respect to the Property, Improvements and any proposed improvements to the Property, which Seller may lawfully transfer to Buyer except that, as to financial and other records, Materials shall include only photostatic copies.

         1.21 Other Centers means the Lady's Island Publix and the Weems Road Winn-Dixie.

         1.22 Permitted Exceptions means only the following interests, liens and encumbrances:

         (a)      Liens for ad valorem taxes not payable on or before Closing;

                  (b)  Rights of tenants under Leases; and

                  (c)  Other matters determined by Buyer to be acceptable.

         1.23 Personal Property means all (a) sprinkler, plumbing, heating, air-conditioning, electric power or lighting, incinerating, ventilating and cooling systems, with each of their respective appurtenant furnaces, boilers, engines, motors, dynamos, radiators, pipes, wiring and other apparatus, equipment and fixtures, elevators, partitions, fire prevention and extinguishing systems located in or on the Improvements, (b) all Materials, and (c) all other personal property used in connection with the Improvements, provided the same are now owned or are acquired by Seller prior to the Closing.

         1.24 Property means collectively the Real Property, the Improvements and the Personal Property.

         1.25 Prorated means the allocation of items of expense and income between Buyer and Seller based upon that percentage of the time period as to which such item of expense or income relates which has expired as of the date at which the proration is to be made.

         1.26 Purchase Price means the consideration agreed to be paid by Buyer to Seller for the purchase of the Property as set forth in Section (subject to adjustments as provided herein).

         1.27 Real Property means the lands more particularly described on Exhibit , together with all easements, licenses, privileges, rights of way and other appurtenances pertaining to or accruing to the benefit of such lands.

         1.28 Release means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Material at or prior to the Closing Date.

         1.29 Rent Roll means the list of Leases attached hereto as Exhibit , identifying with particularity the space leased by each tenant, the term (including extension options), square footage and applicable rent, common area maintenance, tax and other reimbursements, security deposits and similar data.

         1.30 Seller means Pine, Highland Square and PGI, collectively, except that as to particular representations and warranties, and covenants, as they are made with respect to any particular parcel included in the Real Property (and the improvements thereon), or to the selling entities, as the case may be, the particular representation, warranty or covenant shall be deemed to have been made only by the entity which owns the particular parcel, or to the particular entity or person, as applicable.

         1.31 Seller Financial Statements means the unaudited balance sheets and statements of income, cash flows and changes in financial positions prepared by Seller for the Property, as of and for the two (2) calendar years next preceding the date of this Agreement and all monthly reports of income, expense and cash flow prepared by Seller for the Property, which shall be consistent with past practice, for any period beginning after the latest of such calendar years, and ending prior to Closing.

         1.32 Shopping Center means the Shopping Center identified on the initial page hereof, including the 11.56 acre unimproved parcel included in the Real Property.

         1.33 Survey means a map of a stake survey of the Real Property which shall comply with Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and ACSM in 1992, and includes items 1, 2, 3, 4, 6, 7, 8, 9, 10 and 11 of Table "A" thereof, which meets the accuracy standards (as adopted by ALTA and ACSM and in effect on the date of the Survey) of an urban survey, which is dated not earlier than thirty (30) days prior to the Closing, and which is certified to Buyer, Seller, the Title Insurance company providing Title Insurance to Buyer, and Buyer's lender, and dated as of the date the Survey was made.

         1.34 Surviving Mortgage means a Mortgage dated January 31, 1996, from Seller to Allstate Life Insurance Company, with a principal balance of $4,024,418.58 as of February 1, 1998, bearing interest at eight and forty-five one-hundredths percent (8.45%) per annum and amortizing over a twenty (20) year period which commenced February 1, 1996, and which matures on February 1, 2006 (subject to extension for an additional ten (10) years as provided in the loan documents.

         1.35 Tenant Estoppel Letter means a letter or other certificate from a tenant certifying as to certain matters regarding such tenant's Lease, in substantially the same form as attached hereto as Exhibit , or in the case of national or regional "credit" tenants identified as such on the Rent Roll, the form customarily used by such tenant provided the information disclosed is acceptable to Buyer.

         1.36 Title Defect means any exception in the Title Insurance Commitment or any matter disclosed by the Survey, other than a Permitted Exception.

         1.37 Title Insurance means an ALTA Form B Owners Policy of Title Insurance for the full Purchase Price insuring marketable title in Buyer in fee simple, subject only to the Permitted Exceptions, issued by Chicago Title Insurance Company.

         1.38 Title Insurance Commitment means a binder whereby the title insurer agrees to issue the Title Insurance to Buyer.

         1.39 Transaction Documents means this Agreement, the deed conveying the Property, the assignment of leases, the bill of sale conveying the Personal Property and all other documents required or appropriate in connection with the transactions contemplated hereby.

         1.40 Weems Road Winn-Dixie means the free-standing Winn-Dixie grocery store and related facilities located at the intersection of Weems Road and U.S. Highway 90, in Tallahassee, Leon County, Florida, owned by Buyer and leased to Winn-Dixie Stores, Inc. ("Winn-Dixie"), commonly known as "Weems Road Winn-

         2.  PURCHASE PRICE AND PAYMENT

         2.1      Purchase Price; Payment.

                  (a) Purchase Price and Terms. The total Purchase Price for the Property (subject to adjustment as provided herein) shall be $12,000,000. The Purchase Price shall be payable by Buyer's assumption of the Surviving Mortgage, the outstanding principal balance to reduce the Purchase Price and the balance of the Purchase Price shall be paid in cash at Closing.

                  (b) Adjustments to the Purchase Price. The Purchase Price shall be adjusted as of the Closing Date by:

              (1) prorating the Closing year's real and tangible personal property taxes as of the Allocation Date (if the amount of the current year's property taxes are not available, such taxes will be prorated based upon the prior year's assessment);

                (2) prorating as of the Allocation Date cash receipts and expenditures for the Shopping Center and other items customarily prorated in transactions of this sort; and

            (3) subtracting the amount of security deposits, prepaid rents from tenants under the Leases, and credit balances, if any, of any tenants, and adding any expenses prepaid by Seller. Any rents, percentage rents or tenant reimbursements payable by tenants after the Allocation Date but applicable to periods on or prior to the Allocation Date shall be remitted to Seller by Buyer within thirty (30) days after receipt, less any expenses of the Property incurred on or prior to the Allocation Date by Seller but not paid by Seller prior to Closing and discovered by Buyer after Closing. Buyer shall have no obligation to collect delinquencies, but should Buyer collect any delinquent rents or other sums which cover periods prior to the Allocation Date and for which Seller have received no proration or credit, Buyer shall remit same to Seller within thirty (30) days after receipt, less any costs of collection. Buyer will not interfere in Seller's efforts to collect sums due it prior to the Closing. Seller will remit to Buyer promptly after receipt any rents, percentage rents or tenant reimbursements received by Seller after Closing which are attributable to periods occurring after the Allocation Date. Undesignated receipts after Closing of either Buyer or Seller from tenants in the Shopping Center shall be applied first to then current rents and reimbursements for such tenant(s), then to delinquent rents and reimbursements attributable to post-Allocation Date periods, and then to pre-Allocation Date periods.

         2.2 Earnest Money Deposit. An Earnest Money Deposit in the amount of $50,000 shall be delivered to Escrow Agent within three (3) days after the date of execution by the last of Buyer or Seller to execute and transmit a copy of this Agreement to the other. This Agreement may be terminated by Seller if the Earnest Money Deposit is not received by Escrow Agent by such deadline. The Earnest Money Deposit paid by Buyer shall be deposited by Escrow Agent in an interest bearing account, and shall be held and disbursed by Escrow Agent as specifically provided in this Agreement. The Earnest Money Deposit shall be applied to the Purchase Price at the Closing.

         2.3      Closing Costs.

                  (a)      Seller shall pay:

              (1) Documentary stamp and other transfer taxes imposed upon the transactions contemplated hereby;

              (2)      Cost of satisfying any liens on the Property;

          (3) Cost of title insurance and the costs, if any, of curing title defects and recording any curative title documents;

          (4) All broker's commissions, finders' fees and similar expenses incurred by either party in connection with the sale of the Property, subject however to Buyer's indemnity given in Section of this Agreement;

          (5) Seller's attorneys' fees relating to the sale of the Property, if any;

            and

                 (6) One-half of the costs incurred in connection with the assumption of the Surviving Mortgage, including assumption fees and the fees of the lender's counsel.

                  (b)      Buyer shall pay:

                           (1)      Cost of Buyer's due diligence inspection;
              (2) Costs of the Phase 1 environmental site assessment to be obtained by Buyer;

                           (3)      Cost of the Survey;

                 (4) One-half of the costs incurred in connection with the assumption of the Surviving Mortgage, including assumption fees and the fees of the lender's counsel.

                           (5)      Cost of recording the deed; and

                           (6)      Buyer's attorneys' fees.

                       3.  INSPECTION PERIOD AND CLOSING

         3.1      Inspection Period.

                  (a) Buyer agrees that it will have the Inspection Period to physically inspect the Property, review the economic data, underwrite the tenants and review their Leases, and to otherwise conduct its due diligence review of the Property and all books, records and accounts of Seller related thereto. Buyer hereby agrees to indemnify and hold Seller harmless from any damages, liabilities or claims for property damage or personal injury arising out of such inspection and investigation by Buyer or its agents or independent contractors. Within the Inspection Period, Buyer may, in its sole discretion and for any reason or no reason, elect to go forward with this Agreement to closing, which election shall be made by notice to Seller given within the Inspection Period. If such notice is not timely given, this Agreement and all rights, duties and obligations of Buyer and Seller hereunder, except any which expressly survive termination, shall terminate and Escrow Agent shall forthwith return to Buyer the Earnest Money Deposit. If Buyer so elects to go forward, the Earnest Money Deposit shall be increased by an additional deposit of $100,000 (to be deposited with Escrow Agent no later than three (3) business days following the end of the Inspection Period), and shall not be refundable except upon the terms otherwise set forth herein.

                  (b) Seller will promptly furnish or make available to Buyer the documents enumerated on Exhibit attached hereto. Buyer, through its officers, employees and other authorized representatives, shall have the right to reasonable access to the Property and all records of Seller related thereto which are in the custody of Seller or Seller's agents, including without limitation all Leases and Seller Financial Statements, at reasonable times during the Inspection Period for the purpose of inspecting the Property, taking soil and ground water samples, conducting Hazardous Materials inspections, reviewing the books and records of Seller concerning the Property and otherwise conducting its due diligence review of the Property. Seller shall cooperate with and assist Buyer in making such inspections and reviews. Seller shall give Buyer any authorizations which may be required by Buyer in order to gain access to records or other information pertaining to the Property or the use thereof maintained by any governmental or quasi-governmental authority or organization. Buyer, for itself and its agents, agrees not to enter into any contract with existing tenants without the written consent of Seller if such contract would be binding upon Seller should this transaction fail to close. Buyer shall have the right to have due diligence interviews and other discussions or negotiations with tenants.

                  (c) Buyer, through its officers or other authorized representatives, shall have the right to reasonable access to all Materials (other than privileged or confidential litigation materials) for the purpose of reviewing and copying the same.

         3.2 Hazardous Material. Prior to the end of the Inspection Period Buyer may order environmental assessments of the Property. A copy of any assessment report, if made, shall be furnished by Buyer to Seller promptly upon its completion. If an assessment report discloses the existence of any Hazardous Material or any other matters concerning the environmental condition of the Property or its environs, Buyer may notify Seller in writing, within the Inspection Period that Buyer elects to terminate this Agreement, whereupon this Agreement shall terminate and Escrow Agent shall return to Buyer its Earnest Money Deposit.

         3.3 Time and Place of Closing. Unless otherwise agreed by the parties, the Closing shall take place at Suite 1500, 1301 Riverplace Boulevard, Jacksonville, Florida 32207, at 10:00 A.M. on the date which is the fifteenth
(15th) day following the expiration of the Inspection Period, provided that Buyer may designate an earlier date for Closing.

         4.    WARRANTIES, REPRESENTATIONS AND COVENANTS OF SELLER

         Seller warrants and represents as follows as of the date of this Agreement and as of the Closing and where indicated covenants and agrees as follows:

         4.1 Organization; Authority. Pine, Highland Square and PGI are duly organized, validly existing and in good standing under the laws of the State of Florida, and each has full power and authority to enter into and perform this Agreement in accordance with its terms. The persons executing this Agreement and other Transaction Documents have been duly authorized to do so on behalf of Seller. Neither Pine, nor Highland Square, nor PGI is a "foreign person" under Sections 1445 or 897 of the Internal Revenue Code, nor is this transaction subject to any withholding under any state or federal law.

         4.2 Authorization; Validity. The execution and delivery of this Agreement by Highland Square and PGI and Seller's consummation of the transactions contemplated by this Agreement have been duly and validly authorized. This Agreement constitutes a legal, valid and binding agreement of Pine, Highland Square and PGI enforceable against each in accordance with its terms.

         4.3 Title. Seller is the owner in fee simple of all of the Property, subject only to the Permitted Exceptions.

         4.4 Commissions. Seller has neither dealt with nor does it have any knowledge of any broker or other party who has or may have any claim against Seller, Buyer or the Property for a brokerage commission or finder's fee or like payment arising out of or in connection with the transaction provided herein except for Cohen and Company, Inc., and Seller agrees to indemnify Buyer from any such claim arising by, through or under Seller.

         4.5 Sale Agreements. The Property is not subject to any outstanding agreement(s) of sale, option(s), or other right(s) of third parties to acquire any interest therein, except for Permitted Exceptions and this Agreement.

         4.6 Litigation. There is no litigation or proceeding pending, or to the best of Seller's knowledge, threatened against Seller relating to the Property, except a dispute with Eckerd Corporation which Seller shall resolve before Closing or Seller shall indemnify and hold Buyer harmless from any loss or damage therefrom.

         4.7 Leases. There are no Leases affecting the Property, oral or written, except as listed on the Rent Roll, and any Leases or modifications entered into between the date of this Agreement and the Closing Date with the consent of Buyer. Copies of the Leases, which have been delivered to Buyer or shall be delivered to Buyer within five (5) days from the date hereof, are, to the best knowledge of Seller, true, correct and complete copies thereof, subject to the matters set forth on the Rent Roll. Between the date hereof and the Closing Date, Seller will not terminate or modify existing Leases or enter into any new Leases without the consent of Buyer. All of the Property's tenant leases are in good standing and to the best of Seller's knowledge no defaults exist thereunder except as noted on the Rent Roll. No rent or reimbursement has been paid more than one (1) month in advance and no security deposit has been paid, except as stated on the Rent Roll. No tenants under the Leases are entitled to interest on any security deposits. No tenant under any Lease has or will be promised any inducement, concession or consideration by Seller other than as expressly stated in such Lease, and except as stated therein there are and will be no side agreements between Seller and any tenant.

         4.8 Financial Statements. Each of the Seller Financial Statements delivered or to be delivered to Buyer hereunder has or will have been prepared in accordance with the books and records of Seller and presents fairly in all material respects the financial condition, results of operations and cash flows for the Property as of and for the periods to which they relate. All are in conformity with generally accepted accounting principles applied on a consistent basis. There has been no material adverse change in the operations of the Property or its prospects since the date of the most recent Seller Financial Statements. Seller covenants to furnish promptly to Buyer copies of the Seller Financial Statements together with unaudited updated monthly reports of cash flow for interim periods beginning after December 31, 1996. Buyer and its independent certified accountants shall be given access to Seller's books and records at any time prior to and for one (1) month following Closing upon reasonable advance notice in order that they may verify the financial statements prior to Closing. Seller agrees to execute and deliver to Buyer or its accountants the Audit Representation Letter should Buyer's accountants audit the records of the Shopping Center.

         4.9 Contracts. Except for Leases and Permitted Exceptions, there are no management, service, maintenance, utility or other contracts or agreements affecting the Property, oral or written, which extend beyond the Closing Date and which would bind Buyer or encumber the Property, at Buyer's option, more than thirty (30) days after Closing. All such Contracts are in full force and effect in accordance with their respective terms, and all obligations of Seller under the Contracts required to be performed to date have been performed in all material respects; no party to any Contract has asserted any claim of default or offset against Seller with respect thereto and no event has occurred or failed to occur, which would in any way affect the validity or enforceability of any such Contract; and the copies of the Contracts delivered to Buyer prior to the date hereof are true, correct and complete copies thereof. Between the date hereof and the Closing, Seller covenants to fulfill all of its obligations under all Contracts, and covenants not to terminate or modify any such Contracts or enter into any new contractual obligations relating to the Property without the consent of Buyer (not to be unreasonably withheld) except such obligations as are freely terminable without penalty by Seller upon not more than thirty (30) days' written notice.

         4.10 Maintenance and Operation of Property. From and after the date hereof and until the Closing, Seller covenants to keep and maintain and operate the Property substantially in the manner in which it is currently being maintained and operated and covenants not to cause or permit any waste of the Property nor undertake any action with respect to the operation thereof outside the ordinary course of business without Buyer's prior written consent. In connection therewith, Seller covenants to make all necessary repairs and replacements until the Closing so that the Property shall be of substantially the same quality and condition at the time of Closing as on the date hereof. Seller covenants not to remove from the Improvements or the Real Property any article included in the Personal Property. Seller covenants to maintain such casualty and liability insurance on the Property as it is presently being maintained.

         4.11 Permits and Zoning. To the best knowledge of Seller, there are no material permits and licenses (collectively referred to as "Permits") required to be issued to Seller by any governmental body, agency or department having jurisdiction over the Property which materially affect the ownership or the use thereof which have not been issued. The Property is properly zoned for its present use and is not subject to any local, regional or state development order. The use of the Property is consistent with the land use designation for the Property under the comprehensive plan or plans applicable thereto, and all concurrency requirements have been satisfied. There are no outstanding assessments, impact fees or other charges related to the Property.

         4.12 Rent Roll; Tenant Estoppel Letters. The Rent Roll is true and correct in all respects. Seller agrees to use its best reasonable efforts to obtain current Tenant Estoppel Letters acceptable to Buyer from all Tenants under Leases, which Tenant Estoppel Letters shall confirm the matters reflected by the Rent Roll as to the particular tenant and shall be otherwise acceptable to Buyer in all respects.

         4.13 Condemnation. Neither the whole nor any portion of the Property, including access thereto or any easement benefitting the Property, is subject to temporary requisition of use by any governmental authority or has been condemned, or taken in any proceeding similar to a condemnation proceeding, nor is there now pending any condemnation, expropriation, requisition or similar proceeding against the Property or any portion thereof. Seller has received no notice nor has any knowledge that any such proceeding is contemplated.

         4.14 Governmental Matters. Seller has not entered into any commitments or agreements with any governmental authorities or agencies affecting the Property that have not been disclosed in writing to Buyer and Seller has received no notices from any such governmental authorities or agencies of uncured violations at the Property of building, fire, air pollution or zoning codes, rules, ordinances or regulations, environmental and hazardous substances laws, or other rules, ordinances or regulations relating to the Property. Seller shall be responsible for the remittance of all sales tax for periods occurring prior to the Allocation Date directly to the appropriate state department of revenue.

         4.15 Repairs. Seller has received no notice of any requirements or recommendations by any lender, insurance companies, or governmental body or agencies requiring or recommending any repairs or work to be done on the Property which have not already been completed.

         4.16 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (a) require Seller to file or register with, notify, or obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority; (b) conflict with or breach any provision of the organizational documents of Seller; (c) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Seller is a party, or by which Seller, the Property or any of Seller's material assets may be bound; or (d) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Seller, the Property or any of Seller's material assets.

         4.17 To Seller's knowledge, the Surviving Mortgage is presently held by Allstate Life Insurance Company and is in good standing with no defaults existing thereunder. The principal balance outstanding as of February 1, 1998, is $4,024,418.58, and the monthly payment of principal and interest is $36,315.77. The interest rate is eight and forty-five one-hundredths percent (8.45%) per annum. Seller is not required to make deposits with the holder of the Surviving Mortgage for taxes and insurance. The transfer of the Property to Buyer will require the consent of the holder of the Surviving Mortgage. Prior to Closing, Seller shall use reasonable efforts to cause the holder of the Surviving Mortgage to execute and deliver to Buyer an estoppel letter and consent consenting to this transaction, certifying as to the foregoing matters and releasing Seller from the Mortgage, in form and substance satisfactory to Buyer and Seller. Seller will maintain the Surviving Mortgage in good standing, without default, until Closing.

         4.18    Environmental Matters.

     (a) Seller represents and warrants as of the date hereof and as of the Closing that:

              (1) Seller has not, and has no knowledge of any other person who has, caused any Release, threatened Release, or disposal of any Hazardous Material at the Property in any material quantity;

              (2) The Property does not now contain and to the best of Seller's knowledge has not contained any: (a) underground storage tank, (b) material amounts of asbestos-containing building material, (c) landfills or dumps, (d) more than one dry cleaning drop off facility and one coin laundry and cleaner tenant;; or (e) hazardous waste management facility as defined pursuant to the Resource Conservation and Recovery Act ("RCRA") or any comparable state law. The Property is not a site on or nominated for the National Priority List promulgated pursuant to Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any state remedial priority list promulgated or published pursuant to any comparable state law; and

              (3) There are to the best of Seller's knowledge no conditions or circumstances at the Property which pose a risk to the environment or the health or safety of persons.

     (b) Seller shall indemnify, hold harmless, and hereby waives any claim for contribution against Buyer for any damages to the extent they arise from the inaccuracy or breach of any representation or warranty by Seller in this section of this Agreement. This indemnity shall survive Closing indefinitely.

         4.19 No Untrue Statement. Neither this Agreement nor any exhibit nor any written statement or Transaction Document furnished or to be furnished by Seller to Buyer in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         4.20 AS-IS ACQUISITION. BUYER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY REPRESENTED AND WARRANTED BY SELLER IN THIS AGREEMENT, THERE HAVE BEEN NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR

IMPLIED, UPON WHICH BUYER IS RELYING WHICH HAVE BEEN MADE BY SELLER OR UPON SELLER'S BEHALF RELATING IN ANY WAY TO THE PROPERTY; AND THAT SUBJECT TO ANY AND ALL CONDITIONS TO BUYER'S OBLIGATIONS DESCRIBED IN THIS AGREEMENT AND TO SELLER'S REPRESENTATIONS AND WARRANTIES EXPRESSED IN THIS AGREEMENT, BUYER IS ACQUIRING THE PROPERTY "AS IS". THE PROVISIONS OF THIS SECTION 4.20 SHALL SURVIVE THE CLOSING OF THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT.

         5.    WARRANTIES, REPRESENTATIONS AND COVENANTS OF BUYER

         Buyer hereby warrants and represents as of the date of this Agreement and as of the Closing and where indicated covenants and agrees as follows:

         5.1 Organization; Authority. Buyer is a corporation duly organized, validly existing and in good standing under laws of Florida and has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement and other Transaction Documents on behalf of Buyer have been duly authorized to do so.

         5.2 Authorization; Validity. The execution, delivery and performance of this Agreement and the other Transaction Documents have been duly and validly authorized by the Board of Directors of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the valid execution and delivery of this Agreement by Seller) constitutes a legal, valid and binding agreement of Buyer enforceable against it in accordance with its terms.

         5.3 Commissions. Buyer has neither dealt with nor does it have any knowledge of any broker or other party who has or may have any claim against Buyer or Seller for a brokerage commission or finder's fee or like payment arising out of or in connection with the transaction provided herein except Cohen and Company, Inc., whose commission shall be paid by Seller; and Buyer agrees to indemnify Seller from any other such claim arising by, through or under Buyer.

         6.    POSSESSION; RISK OF LOSS

         6.1 Possession. Possession of the Property will be transferred to Buyer at the conclusion of the Closing.

         6.2 Risk of Loss. All risk of loss to the Property shall remain upon Seller until the conclusion of the Closing. If, before the possession of the Property has been transferred to Buyer, any material portion of the Property is damaged by fire or other casualty and will not be restored by the Closing Date or if any material portion of the Property is taken by eminent domain or there is a material obstruction of access to the

Improvements by virtue of a taking by eminent domain, Seller shall, within ten
(10) days of such damage or taking, notify Buyer thereof and Buyer shall have the option to:

                  (a) terminate this Agreement upon notice to Seller given within ten (10) business days after such notice from Seller, in which case Buyer shall receive a return of its Earnest Money Deposit; or

                  (b) proceed with the purchase of the Property, in which event Seller shall assign to Buyer all Seller's right, title and interest in all amounts due or collected by Seller under the insurance policies or as condemnation awards. In such event, the Purchase Price shall be reduced by the amount of any insurance deductible to the extent it reduced the insurance proceeds payable.

         7.    TITLE MATTERS

         7.1   Title.

               (a) Title Insurance and Survey. Prior to the end of the Inspection Period Buyer's counsel shall order the Title Insurance Commitment and a Survey (Seller having furnished Buyer copies of existing surveys and other title information in its possession). Buyer will have ten (10) days from receipt of the Title Commitment (including legible copies of all recorded exceptions noted therein) and Survey to notify Seller in writing of any Title Defects, encroachments or other matters not acceptable to Buyer which are not permitted by this Agreement. Any Title Defect or other objection disclosed by the Title Insurance Commitment (other than liens removable by the payment of money) or the Survey which is not timely specified in Buyer's written notice to Seller of Title Defects shall be deemed a Permitted Exception. Seller shall notify Buyer in writing within five (5) days of Buyer's notice if Seller intends to cure any Title Defect or other objection. If Seller elects to cure, Seller shall use diligent efforts to cure the Title Defects and/or objections by the Closing Date (as it may be extended). If Seller elects not to cure or if such Title Defects and/or objections are not cured, Buyer shall have the right, in lieu of any other remedies, to: (i) refuse to purchase the Property, terminate this Agreement and receive a return of the Earnest Money Deposit; or (ii) waive such Title Defects and/or objections and close the purchase of the Property subject to such Title Defects.

               (b) Miscellaneous Title Matters. If a search of the title discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller, Seller shall on request deliver to Buyer an affidavit stating, if true, that such judgments, bankruptcies or the returns are not against Seller. Seller further agrees to execute and deliver to the Title Insurance agent at Closing such documentation, if any, as the Title Insurance underwriter shall reasonably require to evidence that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and that there are no mechanics' liens on the Property or parties in possession of the Property other than tenants under Leases and Seller.

         8.    CONDITIONS PRECEDENT

         8.1 Conditions Precedent to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to satisfaction or waiver by Buyer of each of the following conditions or requirements on or before the Closing Date:

                  (a) Seller's warranties and representations under this Agreement shall be true and correct as of the Closing Date, and Seller shall not be in default hereunder.

                  (b) All obligations of Seller contained in this Agreement, shall have been fully performed in all material respects and Seller shall not be in default under any covenant, restriction, right-of-way or easement affecting the Property.

                  (c) There shall have been no material adverse change in the Property, its operations or future prospects, the Leases or the financial condition of tenants leasing space in the Shopping Center.

                  (d) A Title Insurance Commitment in the full amount of the Purchase Price shall have been issued and "marked down" through Closing, subject only to Permitted Exceptions.

                  (e) The physical and environmental condition of the Property shall be unchanged from the date of this Agreement, ordinary wear and tear excepted.

                  (f) Seller shall have delivered to Buyer the following in form reasonably satisfactory to Buyer:

     (1) A warranty deed in proper form for recording, duly executed and acknowledged so as to convey to Buyer the fee simple title to the Property, subject only to the Permitted Exceptions:

     (2) Originals, if available, or if not, true copies of the Leases and of the contracts, agreements, permits and licenses, and such Materials as may be in the possession or control of Seller;

     (3) A blanket assignment to Buyer of all Leases and the contracts, agreements, permits and licenses (to the extent assignable) as they affect the Property, including an indemnity against breach of such instruments by Seller prior to the Closing Date;

     (4)  A bill of sale with respect to the Personal Property and Materials;

     (5) A title certificate, properly endorsed by Seller, as to any items of Property for which title certificates exist;

     (6)  The Survey;

     (7) A current rent roll for all Leases in effect showing no changes from the rent roll attached to this Agreement other than those set forth in the Leases or approved in writing by Buyer;

     (8) All Tenant Estoppel Letters obtained by Seller, which must include Publix, Winn-Dixie Stores, Consolidated Stores, Family Dollar Stores and Eckerd Drug, and eighty percent (80%) of the other tenants who have signed leases for any portion of the Property, without any material exceptions, covenants, or changes to the form approved by Buyer and distributed to the tenants by Seller, the substance of which Tenant Estoppel Letters must be acceptable to Buyer in all respects (including specifically the Eckerd Drug Tenant Estoppel Letter, which must reflect that the dispute between Seller and Eckerd Drug has been resolved, or Seller shall otherwise indemnify Buyer from any loss or damage attributable thereto);

     (9) A general assignment of all assignable existing warranties relating to the Property;

     (10) An owner's affidavit, non-foreign affidavits, non-tax withholding certificates and such other documents as may reasonably be required by Buyer or its counsel in order to effectuate the provisions of this Agreement and the transactions contemplated herein;

     (11) The originals or copies of any real and tangible personal property tax bills for the Property for the tax year of Closing and the previous year, and, if requested, the originals or copies of any current water, sewer and utility bills which are in Seller's custody or control;

     (12) Resolutions of Seller authorizing the transactions described herein;

     (13) All keys and other means of access to the Improvements in the possession of Seller or its agents;

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

               (14)     Materials; and

               (15) Such other documents as Buyer may reasonably request to effect the transactions contemplated by this Agreement; and

                  (g) Receipt of the consent of the holder of the Surviving Mortgage to this transaction, and the release of Seller, imposing such conditions, if any, as are acceptable to each of Seller and Buyer.

         In the event that all of the foregoing provisions of this Section are not satisfied and Buyer elects in writing to terminate this Agreement, then the Earnest Money Deposit shall be promptly delivered to Buyer by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in Article .

         8.2 Conditions Precedent to Seller's Obligations. The obligations of Seller under this Agreement are subject to satisfaction or waiver by Seller of each of the following conditions or requirements on or before the Closing date:

                  (a) Buyer's warranties and representations under this Agreement shall be true and correct as of the Closing Date, and Buyer shall not be in default hereunder.

                  (b) All of the obligations of Buyer contained in this Agreement shall have been fully performed by or on the date of Closing in compliance with the terms and provisions of this Agreement.

                  (c) Buyer shall have delivered to Seller at or prior to the Closing the following, which shall be reasonably satisfactory to Seller:

                (1) Delivery and/or payment of the balance of the Purchase Price in accordance with Section at Closing;

                (2) Such other documents as Seller may reasonably request to effect the transactions contemplated by this Agreement; and

                  (d) Receipt of the consent of the holder of the Surviving Mortgage to this transaction, and the release of Seller, imposing such conditions, if any, as are acceptable to each of Seller and Buyer.

         8.3 Section 1031 Exchange. Buyer acknowledges that Seller may endeavor to effect a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), such that Seller can acquire the Other Centers, or other properties, with the proceeds of the sale of the Shopping Center to Buyer. Seller expressly reserves the right to assign its rights, but not it obligations, hereunder, to a qualified intermediary including without limitation Escrow Agent, as provided in the Internal Revenue Code and the regulations promulgated thereunder, including without limitation Reg. 1.1031(k)-(l)(g)(4), on or before the Closing Date. Accordingly, Buyer agrees that (i) Buyer will cooperate with Seller to effect a tax-free exchange or exchanges in accordance with the provisions of Section 1031 of the Code and the regulations promulgated with respect thereto; and (ii) it is a condition of this agreement that Buyer and Seller enter into a mutually agreeable contract pursuant to which Buyer will agree to sell to Seller, and Seller will agree to purchase from Buyer the Other Centers. It is not a condition that the transactions contemplated by such other contract actually close (eg. Seller, as Buyer under said contract, may determine during the inspection period under such other contract that Seller does not wish to purchase the Other Centers), but only that a mutually agreeable contract for the sale and purchase of the Other Centers by entered into by Seller and Buyer. Seller and Buyer agree to negotiate in good faith such that a contract for the sale and Seller shall be solely responsible for any additional fees, costs or expenses incurred in connection with the like-kind exchange contemplated by this paragraph. In no event shall Seller's ability or inability to effect a like-kind exchange, as contemplated hereby, in any way relieve Seller from its obligations and liabilities under this Agreement. Seller hereby agrees to indemnify and hold harmless Buyer from any liability, losses or damages incurred by Buyer in connection with or arising out of the Section 1031 like-kind exchange, including but not limited to any tax liability. It is not Buyer's intention to effect a
Section 1031 exchange with respect to the proceeds of Buyer's sale of the Other Centers to Seller.

         In the event that all conditions precedent to Buyer's obligation to purchase shall have been satisfied but the foregoing provisions of this Section have not, and Seller elects in writing to terminate this Agreement, then the Earnest Money Deposit shall be promptly delivered to Seller by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in Article .

         8.4 Best Efforts. Each of the parties hereto agrees to use reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

         9.  PRE-CLOSING BREACH; REMEDIES

         9.1 Breach by Seller. In the event of a breach of Seller's covenants or warranties herein and failure by Seller to cure such breach within the time provided for

Closing, Buyer may, at Buyer's election (i) terminate this Agreement and receive a return of the Earnest Money Deposit, and the parties shall have no further rights or obligations under this Agreement (except as survive termination); (ii) enforce this Agreement by suit for specific performance; or (iii) waive such breach and close the purchase contemplated hereby, notwithstanding such breach.

         9.2 Breach by Buyer. In the event of a breach of Buyer's covenants or warranties herein and failure of Buyer to cure such breach within the time provided for Closing, Seller's sole remedy shall be to terminate this Agreement and retain Buyer's Earnest Money Deposit as agreed liquidated damages for such breach, and upon payment in full to Seller of such amounts, the parties shall have no further rights, claims, liabilities or obligations under this Agreement (except as survive termination).

         10.  MISCELLANEOUS

         10.1 Disclosure. Neither party shall disclose the transactions contemplated by this Agreement without the prior approval of the other, except to its attorneys, accountants and other consultants, their lenders and prospective lenders, or where disclosure is required by law.

         10.2 Radon Gas. Radon is a naturally occurring radioactive gas which, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon which exceed federal and state guidelines have been found in buildings in the state in which the Property is located. Additional information regarding radon and radon testing may be obtained from the county public health unit.

         10.3 Entire Agreement. This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified, amended or otherwise changed in any manner except by a writing executed by Buyer and Seller.

         10.4 Notices. All written notices and demands of any kind which either party may be required or may desire to serve upon the other party in connection with this Agreement shall be served by personal delivery, certified or overnight mail, reputable overnight courier service or facsimile (followed promptly by hard copy) at the addresses set forth below:

            As to Seller        Ricardo Pines
                                3301 Ponce de Leon Boulevard, Penthouse Suite
                                Coral Gables, Florida 33134
                                Facsimile: (305) 529-0002

            As to Buyer:        RRC Acquisitions Two, Inc.
                                Attention:  Robert L. Miller
                                Suite 200, 121 West Forsyth Street
                                Jacksonville, Florida 32202
                                Facsimile: (904) 634-3428

            With a copy to:     Rogers, Towers, Bailey, Jones & Gay, P.A.
                                Attention:  William E. Scheu, Esquire
                                1301 Riverplace Boulevard, Suite 1500
                                Jacksonville, Florida 32207
                                Facsimile: (904) 396-0663

Any notice or demand so served shall constitute proper notice hereunder upon delivery to the United States Postal Service or to such overnight courier. A party may change its notice address by notice given in the aforesaid manner.

         10.5 Headings. The titles and headings of the various sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

         10.6 Validity. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement by the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         10.7 Attorneys' Fees. In the event of any litigation between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereto, the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable attorneys' fees, whether or not incurred in trial or on appeal, incurred therein by the successful party, all of which may be included in and as a part of the judgment rendered in such litigation. Any indemnity provisions herein shall include indemnification for reasonable attorneys' fees and costs, whether or not suit be brought and including fees and costs on appeal.

         10.8 Time of Essence.  Time is of the essence of this Agreement.

         10.9 Governing Law. This Agreement shall be governed by the laws of the state in which the Property is located, and the parties hereto agree that any litigation between the parties hereto relating to this Agreement shall take place (unless otherwise required by law) in a court located in the county in which the Property is located. Each party waives its right to jurisdiction or venue in any other location.

         10.10 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third parties, including any brokers or creditors, shall be beneficiaries hereof.

         10.11 Exhibits. All exhibits attached hereto are incorporated herein by reference to the same extent as though such exhibits were included in the body of this Agreement verbatim.

         10.12 Gender; Plural; Singular; Terms. A reference in this Agreement to any gender, masculine, feminine or neuter, shall be deemed a reference to the other, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires. The terms "herein," "hereof," "hereunder," and other words of a similar nature mean and refer to this Agreement as a whole and not merely to the specified section or clause in which the respective word appears unless expressly so stated.

         10.13 Further Instruments, Etc. This Agreement may be executed in counterparts and when so executed shall be deemed executed as one agreement. Seller and Buyer shall execute any and all documents and perform any and all acts reasonably necessary to fully implement this Agreement.

         10.14 Survival. The obligations of Seller and Buyer intended to be performed after the Closing shall survive the closing.

         10.15 No Recording. Neither this Agreement nor any notice, memorandum or other notice or document relating hereto shall be recorded.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


Witnesses:                                          RRC ACQUISITIONS TWO, INC.,
                                                      a Florida corporation


______________________________          By:___________________________________

Name:____________________________        Name:__________________________________
                                         Title:_________________________________

___________________________________      Date: ___________________________, 1998
Name:_____________________________
                                             Tax Identification No: 59-3478325

                                                     "BUYER"


                                                  PINES GROUP, INC.,
                                               a Florida corporation


__________________________________       By:____________________________________
Name:_____________________________          Name:_______________________________
                                            Title:______________________________

__________________________________       Date: ___________________________, 1998
Name:_____________________________
                                         Tax Identification No:_________________

                                                                     "PGI"



__________________________________          ____________________________________
Name:_____________________________                       RICARDO PINES


__________________________________       Date: ___________________________, 1998
Name:_____________________________
                                         Tax Identification No:_________________

                                                                      "PINE"

                                           HIGHLAND SQUARE ASSOCIATES, LTD.,
                                                 a Florida limited partnership


___________________________________                By: Its General Partner
Name:_____________________________              PINES JACKSONVILLE MANAGEMENT,
                                                INC., a Florida corporation

                                         By: __________________________________
                                                    Its: President

___________________________________      Date: __________________________, 1998
Name:_____________________________
                                         Tax Identification No:_________________

                                                              "HIGHLAND SQUARE"

                                    EXHIBIT

                          Audit Representation Letter


                          __________________________
                         (Acquisition Completion Date)

KPMG Peat Marwick LLP
Suite 2700
One Independent Drive
Jacksonville, Florida  32202

Dear Sirs:

         We are writing at your request to confirm our understanding that your audit of the Statement of Revenue and Certain Expenses for Highland Square Shopping Center for the twelve months ended ________________, was made for the purpose of expressing an opinion as to whether the statement presents fairly, in all material respects, the results of its operations in conformity with generally accepted accounting principles. In connection with your audit we confirm, to the best of our knowledge and belief, the following representations made to you during your audit:

         1. We have made available to you all financial records and related data for the period under audit.

         2. There have been no undisclosed:

                  a. Irregularities involving any member of management or employees who have significant roles in the internal control structure.

                  b. Irregularities involving other persons that could have a material effect on the Statement of Revenue and Certain Expenses.

                  c. Violations or possible violations of laws or regulations, the effects of which should be considered for disclosure in the Statement of Revenue and Certain Expenses.

         3. There are no undisclosed:

                  a. Unasserted claims or assessments that our lawyers have advised us are probable of assertion and must be disclosed in accordance with Statement of Financial Accounting Standards No. 5 (SFAS No. 5).

                  b. Material gain or loss contingencies (including oral and written guarantees) that are required to be accrued or disclosed by SFAS No. 5.

                  c. Material transactions that have not been properly recorded in the accounting records underlying the Statement of Revenue and Certain Expenses.

                  d. Material undisclosed related party transactions and related amounts receivable or payable, including sales, purchases, loans, transfers, leasing arrangements, and guarantees.

                  e. Events that have occurred subsequent to the balance sheet date that would require adjustment to or disclosure in the Statement of Revenue and Certain Expenses.

         4. All aspects of contractual agreements that would have a material effect on the Statement of Revenue and Certain Expenses have been complied with.

         Further, we acknowledge that we are responsible for the fair presentation of the Statements of Revenue and Certain Expenses prepared in conformity with generally accepted accounting principles.

                                                     Very truly yours,

                                                     "Seller/Manager"


                                      __________________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

                                    EXHIBIT

                      Legal Description of Real Property

                                    EXHIBIT

                                   Rent Roll

                                    EXHIBIT
                            Form of Estoppel Letter

                          _____________________, 199_

RRC Acquisitions Two, Inc.
Regency Centers, Inc.
121 West Forsyth Street, Suite 200
Jacksonville, Florida  32202

         RE:      ___________________________ (Name of Shopping Center)

Ladies and Gentlemen:

         The undersigned (Tenant) has been advised you may purchase the above Shopping Center, and we hereby confirm to you that:

         1.       The undersigned is the Tenant of ___________________________,
                  Landlord, in the above Shopping Center, and is currently in possession and paying rent on premises known as Store No. ______________ [or Address:
                  ___________________________________________________________],
                  and containing approximately _____________ square feet, under the terms of the lease dated ______________________, which has
                  (not) been amended by amendment dated ________________________ (the "Lease"). There are no other written or oral agreements between Tenant and Landlord. Tenant neither expects nor has been promised any inducement, concession or consideration for entering into the Lease, except as stated therein, and there are no side agreements or understandings between Landlord and Tenant.

         2. The term of the Lease commenced on ____________________, expiring on ___________________, with options to extend of ________________ (____) years each.

         3. As of ____________________, monthly minimum rental is $_______________ a month.

         4. Tenant is required to pay its pro rata share of Common Area Expenses and its pro rata share of the Center's real property taxes and insurance cost. Current additional monthly payments for expense reimbursement total $____________ per month for common area maintenance, property insurance and real estate taxes.

         5. Tenant has given [no security deposit] [a security deposit of $______________].

         6. No payments by Tenant under the Lease have been made for more than one (1) month in advance, and minimum rents and other charges under the Lease are current.

         7. All matters of an inducement nature and all obligations of the Landlord under the Lease concerning the construction of the Tenant's premises and development of the Shopping Center, including without limitation, parking requirements, have been performed by Landlord.

         8. The Lease contains no first right of refusal, option to expand, option to terminate, or exclusive business rights, except as follows:

         9. Tenant knows of no default by either Landlord or Tenant under the Lease, and knows of no situations which, with notice or the passage of time, or both, would constitute a default. Tenant has no rights to off-set or defense against Landlord as of the date hereof.

         10. The undersigned has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises except as follows:

         11. Tenant has not generated, used, stored, spilled, disposed of, or released any hazardous substances at, on or in the Premises. "Hazardous Substances" means any flammable, explosive, toxic, carcinogenic, mutagenic, or corrosive substance or waste, including volatile petroleum products and derivatives and dry cleaning solvents. To the best of Tenant's knowledge, no asbestos or polychlorinated biphenyl ("PCB") is located at, on or in the Premises. The term "Hazardous Substances" does not include those materials which are technically within the definition set forth above but which are contained in pre-packaged office supplies, cleaning materials or personal grooming items or other items which are sold for consumer or commercial use and typically used in other similar buildings or space.

The undersigned makes this statement for your benefit and protection with the understanding that you intend to rely upon this statement in connection with your intended purchase of the above described Premises from Landlord. The undersigned agrees that it will, upon receipt of written notice from Landlord, commence to pay all rents to you or to any Agent acting on your behalf.

                                                  Very truly yours,
                                    ___________________________________________
                                   ____________________________________(Tenant)
Mailing Address:
____________________________         By:________________________________________
                                        Its:____________________________________
____________________________

                                                     Exhibit

                                               Document Request List

Items Required from the Seller:

          1)      Property Specifications (Zoning)
          2)      As Built Plans & Specs (arch. and engineering)
          3)      Site Plan (including suite numbers)
          4)      Location maps
          5)      Aerial photographs
          6)      Demographics (including traffic counts)
          7)      Legal Description
          8)      Parking Information - Space count
          9)      Copy of All Leases (and amendments) & Lease Briefs
         10)      Certificates of Occupancy - All current tenants
         11)      Schedule of Security Deposits
         12) Most recent Rent Roll (with suite #'s, rent escalations, and option period info)
         13)      Sales Reports (most recent 3 Years) for tenants reporting
         14)      Current Rent Billings (by category, base, CAM, etc.)
         15)      Current Delinquency Report (with explanations for balances >
                  $1,000)
         16) Tenant Activity Register for all Current Tenants (billings & payments)
         17)      Tenant Estoppels
         18)      Property Operating Results - Most recent 3 Years
         19)      Property Capital Expenditures - Most recent 3 Years
         20)      Audited Financial Statements - 3 Years
         21)      Real Estate and other tax bills - 3 Years
         22)      Year to Date Financials & YTD detail general Ledger
         23)      Existing Service Agreements and Warranties
         24)      Three years loss history - reported claims
         25)      Most Recent Year Expense Recovery Reconciliation
         26)      Breakdown of CAM Pools
         27)      Proof Sales Tax Payments are Current
         28)      Appraisal (last available)
         29)      Seller's Budget for up-coming/current year
         30)      Utility Bills for last 12 months/deposits
         31)      Personal Property Inventory
         32)      Existing Title Insurance Policy
         33) Available Inspection Reports (environmental, roof, structural, etc.)
         34) Summary of Tenant Contacts (with address and telephone numbers) With local (include store#) & national addresses
         35)      Survey
         36)      Tax plat map

                       SECURITIES AND EXCHANGE COMMISSION
                                  UNITED STATES
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported)        October 7, 1998

                          REGENCY REALTY CORPORATION
            (Exact name of registrant as specified in its charter)



         Florida                       1-12298                   59-3191743
(State or other jurisdiction         Commission               (IRS Employer
     of incorporation)              File Number)            Identification No.)


  121 West Forsyth Street, Suite 200
           Jacksonville, Florida                                    32202
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number including area code:              (904)-356-7000



        Not Applicable
        (Former name or former address, if changed since last report)

ITEM 5. OTHER INFORMATION


The factors considered by the Company in determining the price to be paid for the shopping center included its historical and expected cash flow, nature of the tenancies and terms of the leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs, physical condition and location, and the anticipated impact on the Company's financial results. The Company took into consideration capitalization rates at which it believes other shopping centers have recently sold, but determined the purchase price on the factors discussed above. No separate independent appraisals were obtained for the property acquired.

The following summarizes the property acquired:


 Property     Acquisition   Acquisition                            Occupancy at
   Name          Costs         Date       GLA       City/State     Acquisition

Pike Creek    $22,897,676     8-04-98    234,580  Wilmington, DE          97%


ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


A.       Financial Statements and Pro Forma Financial Information

A)       Financial Statements:
                   Pike Creek
                   Independent Auditors' Report
                   Statement of Revenues and Certain Expenses
                      for the year ended December 31, 1997

         B)      Pro Forma Financial Information:
                    Regency Realty Corporation
                 Pro Forma Condensed Consolidated Balance Sheet,
                    June 30, 1998 (unaudited)
                 ProForma Condensed Statement of Operations for the six month period ended June 30, 1998 and the year ended December 31, 1997 (unaudited)

C.       Exhibits:

10.      Material Contracts

         (a) Purchase and Sale Agreement dated May 1, 1998, by and between BIG VALLEY ASSOCIATES, LIMITED PARTNERSHIP, a Delaware limited partnership ("Seller") and RRC ACQUISITIONS TWO, INC., A Florida corporation ("Purchaser").

23.  Consent of KPMG Peat Marwick LLP

SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     REGENCY REALTY CORPORATION
                                     (registrant)


October 7, 1998             By: /s/  J. Christian Leavitt
                                     --------------------------------
                                     J. Christian Leavitt
                                     Vice President and Treasurer

                         Independent Auditors' Report


The Board of Directors
Regency Realty Corporation:

We have audited the accompanying statement of revenues and certain expenses of Pike Creek Shopping Center for the year ended December 31, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses of Pike Creek Shopping Center was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a Form 8-K of Regency Realty Corporation and excludes material amounts, described in note 1, that would not be comparable to those resulting from the proposed future operation of the property. The presentation is not intended to be a complete presentation of Pike Creek Shopping Center revenues and expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses, described in note 1, of Pike Creek Shopping Center for the year ended December 31, 1997, in conformity with generally accepted accounting principles.





                                                  KPMG Peat Marwick LLP
Jacksonville, Florida
September 9, 1998

                          PIKE CREEK SHOPPING CENTER

                  Statement of Revenues and Certain Expenses

                     For the year ended December 31, 1997



Revenues:
     Minimum rent                                    $      1,979,571
     Recoveries from tenants                                  182,438
     Percentage rent                                          195,536
                                                        -------------
         Total revenues                                     2,357,545
                                                        -------------
Certain operating expenses:
     Operating and maintenance                                134,303
     Real estate taxes                                        140,003
     Management fees                                           93,408
     General and administrative                                79,978
                                                        -------------
         Total expenses                                       447,692
                                                        -------------

         Revenues in excess of certain expenses      $      1,909,853
                                                        =============


See accompanying notes to statement of revenues and certain expenses.

                          PIKE CREEK SHOPPING CENTER

              Notes to Statement of Revenues and Certain Expenses

                     For the year ended December 31, 1997



1.     Basis of Presentation

       The statement of revenues and certain expenses relates to the operation of a 234,580 square foot shopping center (the "Property") located in Wilmington, Delaware.

       The Property's financial statement is prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

       Subsequent to December 31, 1997, the Property was acquired by Regency Realty Corporation (RRC) in a transaction accounted for as a purchase. All operations of the Property will be included in the consolidated financial statements of RRC beginning at the acquisition date.

       The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by RRC in the proposed future operation of the Property, have been excluded. RRC is not aware of any material factors relating to the Property that would cause the reported financial information not to be necessarily indicative of future operating results. Costs not directly related to the operation of the Property have been excluded, and consist of interest, depreciation, professional fees, and certain other non operating expenses.


2.     Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          PIKE CREEK SHOPPING CENTER

              Notes to Statement of Revenues and Certain Expenses


3.     Operating Leases

       For the year ended December 31, 1997, the following tenants paid minimum rent which exceeded 10% of the total minimum rent earned by the Property:

                                                                 Minimum
                           Tenant                               Rent Paid
                           ACME Markets                    $     440,000
                           Kmart Corporation                     370,745


       The Property is leased to tenants under operating leases with expiration dates extending to the year 2011. Future minimum rent under noncancelable operating leases as of December 31, 1997, excluding tenant reimbursements of operating expenses and excluding additional contingent rentals based on tenants' sales volume, are as follows:

                           Year ending December 31,                 Amount
                                      1998                    $     1,904,402
                                      1999                          1,746,945
                                      2000                          1,566,526
                                      2001                            722,183
                                      2002                            483,116
                                      Thereafter                    3,619,066

                          Regency Realty Corporation
             Pro Forma Condensed Consolidated Financial Statements


The following unaudited pro forma condensed consolidated balance sheet is based upon the historical consolidated balance sheet of Regency Realty Corporation (the Company) as of June 30, 1998 as if the Company had completed the acquisition of two additional shopping centers and completed the issuance of $100 million senior term notes subsequent to period end. The following unaudited pro forma consolidated statements of operations of the Company are based upon the historical consolidated statements of operations for the six-month period ended June 30, 1998 and the year ended December 31, 1997. These statements are presented as if the Company had acquired all of its properties as of January 1, 1997. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company's Form 10-K as of and for the three years ended December 31, 1997 and Form 10-Q filed for the period ended June 30, 1998.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the actual financial position or results of operations of the Company would have been at June 30, 1998 or December 31, 1997 assuming the transactions had been completed as set forth above, nor does it purport to represent the financial position or results of operations of the Company in future periods.

                          Regency Realty Corporation
                Pro Forma Condensed Consolidated Balance Sheet
                                 June 30, 1998
                                  (Unaudited)
                                (in thousands)


                                                                          Historical        Adjustments            Pro Forma
Assets
Real estate investments, at cost                                        $ 1,050,352            36,243   (a)          1,086,595
Construction in progress                                                     31,133                 -                   31,133
     Less: accumulated depreciation                                          46,160                 -                   46,160
                                                                      --------------    --------------           --------------
           Real estate rental property, net                               1,035,325            36,243                1,071,568
                                                                      --------------    --------------           --------------
Investments in real estate partnerships                                      22,401                 -                   22,401
                                                                      --------------    --------------           --------------

     Net real estate investments                                          1,057,726            36,243                1,093,969
                                                                      --------------    --------------           --------------

Cash and cash equivalents                                                    12,733                 -                   12,733
Tenant receivables, net of allowance for
     uncollectible accounts                                                  10,684                 -                   10,684
Deferred costs, less accumulated amortization                                 4,497                 -                    4,497
Other assets                                                                  7,458             1,250   (b)              8,708
                                                                      --------------    --------------           --------------

         Total Assets                                                   $ 1,093,098            37,493                1,130,591
                                                                      ==============    ==============           ==============


         Liabilities and Stockholders' Equity
Mortgage loans payable                                                    $ 317,796                 -                  317,796
Acquisition and development line of credit                                   89,731           (62,507)  (a)(b)          27,224
Notes payable                                                                     -           100,000   (b)            100,000
                                                                      --------------    --------------           --------------

     Total debt                                                             407,527            37,493                  445,020

Accounts payable and other liabilities                                       17,064                 -                   17,064
Tenant's security and escrow deposits                                         2,763                 -                    2,763
                                                                      --------------    --------------           --------------

     Total liabilities                                                      427,354            37,493                  464,847
                                                                      --------------    --------------           --------------


Exchangeable preferred units                                                 78,800                 -                   78,800
Exchangeable operating partnership units                                     26,912                 -                   26,912
Limited partners' interest in consolidated partnerships                       7,520                 -                    7,520
                                                                      --------------    --------------           --------------

                                                                            113,232                 -                  113,232

Common stock and additional paid in capital                                 567,014                 -                  567,014
Distributions in excess of net income                                       (14,502)                -                  (14,502)
                                                                      --------------    --------------           --------------

     Total stockholders' equity                                             552,512                 -                  552,512
                                                                      --------------    --------------           --------------

         Total liabilities and stockholders' equity                     $ 1,093,098            37,493                1,130,591
                                                                      ==============    ==============           ==============


   See accompanying notes to pro forma condensed consolidated balance sheet.

                          Regency Realty Corporation
            Notes to Pro Forma Condensed Consolidated Balance Sheet
                                 June 30, 1998
                                  (Unaudited)
                                (in thousands)


(a)   Acquisitions of Shopping Centers:

      In January 1998, the Company entered into an agreement to acquire shopping centers from various entities comprising the Midland Group consisting of 21 shopping centers plus 11 shopping centers under development. The Company had acquired 20 of the 21 Midland shopping centers prior to June 30, 1998 containing 2.0 million square feet for approximately $167.1 million. Those shopping centers are included in the Company's June 30, 1998 balance sheet. The one remaining shopping center, Windmiller Farms, was acquired on July 15, 1998 using funds drawn on the Line. The center was acquired for an aggregate purchase price of $13.3 million which is reflected in the pro forma balance sheet.

      Subsequent to June 30, 1998, the Company expects to acquire an additional three properties under development for $41.3 million. In addition, during 1998, the Company expects to pay $4.6 million in additional costs related to joint venture investments and other transaction costs related to acquiring the various shopping centers from Midland, and during 1999 and 2000 expects to pay contingent consideration of $23.0 million. The following table represents the properties under development which the Company expects to acquire from Midland upon completion of construction during 1998. These properties are not included in these pro forma condensed consolidated financial statements.

                                              Expected
                                            Acquisition        Purchase
                                                Date            Price
                                           ---------------  ---------------
           Garner Festival                   October-98     $       20,571
           Nashboro                          October-98              7,260
           Crooked Creek                     October-98             13,471
                                                            ---------------
                                                            $       41,302
                                                            ===============


      In addition, the Company acquired one other shopping center for an aggregate purchase price of $22.9 million which is reflected in the pro forma balance sheet. The shopping center, Pike Creek Shopping Center, was acquired on August 4, 1998 using funds drawn on the Line.

(b) Represents the proceeds from a $100 million debt offering completed July 15, 1998, less offering costs of 1.25%. At closing, the Company used the net proceeds from the Offering ($98.8 million) for the repayment of the balance outstanding on the Line and the remainder was used to offset the $36.2 million borrowed on the Line for the acquisitions of Pike Creek and Windmiller Farms. The Company has recorded $1.2 million of financing costs as an "Other Asset" to be amortized over the term of the Notes.

                          Regency Realty Corporation
                Pro Forma Consolidated Statements of Operations
                 For the Six Month Period Ended June 30, 1998
                     and the Year Ended December 31, 1997
                                  (Unaudited)
                (In thousands, except share and per share data)


                                                                 For the Six Month Period Ended June 30, 1998
                                                                  Midland          Acquisition         Other
                                                Historical        Properties       Properties        Adjustments         Pro Forma

Revenues:
  Minimum rent                                $     47,661 (d)        3,913 (e)          3,074           (697)  (i)         53,951
  Percentage rent                                    1,662                -                154             (8)  (i)          1,808
  Recoveries from tenants                           10,639              542                716            (67)  (i)         11,830
  Management, leasing and brokerage fees             5,406                -                  -              -                5,406
  Equity in income of investments
   in real estate partnerships                         146                -                  -              -                  146
                                              --------------   --------------     --------------    -----------       --------------


                                                    65,514            4,455              3,944           (772)              73,141
                                              --------------   --------------     --------------    -----------       --------------


Operating expenses:
  Depreciation and amortization                     11,385              817  (f)           902  (f)      (453)  (i)         12,651
  Operating and maintenance                          8,472              283                333           (122)  (i)          8,966
  General and administrative                         7,262              231                205            (25)  (i)          7,673
  Real estate taxes                                  5,788              488                484            (81)  (i)          6,679
                                              --------------   --------------     --------------    -----------       --------------


                                                    32,907            1,819              1,924           (681)              35,969
                                              --------------   --------------     --------------    -----------       --------------


 Interest expense (income):
  Interest expense                                  12,873            2,646  (g)         2,168  (h)    (3,220)  (j)         14,467
  Interest income                                     (966)               -                  -              -                 (966)
                                              --------------   --------------     --------------    -----------       --------------


                                                    11,907            2,646              2,168         (3,220)              13,501
                                              --------------   --------------     --------------    -----------       --------------


   Income before minority interest
     and gain on sale of real
       estate investments                           20,700              (10)              (148)         3,129               23,671
Gain on sale of real estate investments             10,746                -                  -         (9,336)  (i)          1,410
 Minority interest                                  (1,092)               -                 (3)           202                 (893)
                                              --------------   --------------     --------------    -----------       --------------


       Net income                                   30,354              (10)              (151)        (6,005)              24,188

 Preferred distributions                                 -                -                  -         (3,250)  (k)         (3,250)
                                              --------------   --------------     --------------    -----------       --------------


       Net income for shareholders                $ 30,354              (10)              (151)        (9,255)              20,938
                                              ==============   ==============     ==============    ===========       ==============


 Net income per share (note (l)):
       Basic                                      $   1.11                                                                  $ 0.73
                                              ==============                                                          ==============


       Diluted                                    $   1.06                                                                  $ 0.72
                                              ==============                                                          ==============



  See accompanying notes to pro forma consolidated statements of operations.

                           Regency Realty Corporation
                 Pro Forma Consolidated Statements of Operations
                  For the Six Month Period Ended June 30, 1998
                      and the Year Ended December 31, 1997
                                   (Unaudited)
                 (In thousands, except share and per share data)

                                                            For the Year Ended December 31, 1997
                                                            Branch       Midland      Acquisition          Other
                                             Historical   Properties   Properties     Properties        Adjustments     Pro Forma
                                                             (c)          (d)            (e)
Revenues:
  Minimum rent                                $ 70,103      3,596       16,482         17,130            (4,136)  (i)     103,175
  Percentage rent                                2,151        167            -            495                 -             2,813
  Recoveries from tenants                       17,052        751        2,240          3,899              (548)  (i)      23,394
  Management, leasing and brokerage fees         7,997      1,060            -              -                 -             9,057
  Equity in income of investments
   in real estate partnerships                      33          -            -              -                 -                33
                                         -------------  ---------  -----------     ----------      ------------       -----------

                                                97,336      5,574       18,722         21,524            (4,684)          138,472
                                         -------------  ---------  -----------     ----------      ------------       -----------

Operating expenses:
  Depreciation & amortization                   16,303        972        2,994  (f)     4,340  (f)         (855)  (i)      23,754
  Operating and maintenance                     14,212        595        1,194          2,306            (1,260)  (i)      17,047
  General and administrative                     9,964        683        1,042          1,083               (49)  (i)      12,723
  Real estate taxes                              8,692        404        1,635          2,450              (447)  (i)      12,734
                                         -------------  ---------  -----------     ----------      ------------       -----------

                                                49,171      2,654        6,865         10,179            (2,611)           66,258
                                         -------------  ---------  -----------     ----------      ------------       -----------

 Interest expense (income):
   Interest expense                             19,667      1,517       10,353  (g)    11,778  (h)       (6,439)  (j)      36,876
   Interest income                              (1,000)       (33)           -              -                 -            (1,033)
                                         -------------  ---------  -----------     ----------      ------------       -----------

                                                18,667      1,484       10,353         11,778            (6,439)           35,843
                                         -------------  ---------  -----------     ----------      ------------       -----------

  Income before minority interest
    and gain on sale of real
      estate investments                        29,498      1,436        1,504           (433)            4,366            36,371

 Gain on sale of real estate investments           451          -            -              -              (451)  (i)           -
 Minority interest                              (2,547)     1,010          (38)            (2)             (142)           (1,719)
                                         -------------  ---------  -----------     ----------      ------------       -----------

       Net income                               27,402      2,446        1,466           (435)            3,773            34,652

 Preferred distributions                             -          -            -              -            (6,500)  (k)      (6,500)

                                         -------------  ---------  -----------     ----------      ------------       -----------
       Net income for shareholders            $ 27,402      2,446        1,466           (435)           (2,727)           28,152
                                         =============  =========  ===========     ==========      ============       ===========

 Net income per share (note (l)):
       Basic                                  $   1.28                                                                     $ 1.32
                                         =============                                                                ===========

       Diluted                                $   1.23                                                                     $ 1.23
                                         =============                                                                ===========


 See accompanying notes to pro forma consolidated statements of operations.

                          Regency Realty Corporation
           Notes to Pro Forma Consolidated Statements of Operations
                           For the Six Month Period
                            Ended June 30, 1998 and
                       the Year ended December 31, 1997
                                  (Unaudited)
                 (In thousands, except unit and per unit data)

 (c) Reflects pro forma results of operations for the Branch Properties for the period from January 1, 1997 to March 7, 1997 (acquisition date).

 (d) Reflects revenues and certain expenses for the Midland Properties for the period from January 1, 1998 to the earlier of the respective acquisition date of the property or June 30, 1998, and for the year ended December 31, 1997.

                                                     For the period ended June 30, 1998
  Property               Acquisition      Minimum       Recoveries      Operating and         Real         General and
    Name                    Date            Rent       from Tenants      Maintenance      Estate Taxes   Administrative
                         ------------   -------------  --------------   --------------   --------------  --------------
Windmiller Farms           7/15/98      $        574   $          90    $          34    $            71     $       32
Franklin Square            4/29/98               414              56               52                 31             32
St. Ann Square             4/17/98               217              44               18                 35             12
East Point Crossing        4/29/98               268              52               16                 35             17
North Gate Plaza           4/29/98               234              33               18                 27             10
Worthington Park           4/29/98               281              68               22                 40             19
Beckett Commons             3/1/98               113               7                6                 14              4
Cherry Grove Plaza          3/1/98               239              11               13                 22             21
Bent Tree Plaza             3/1/98               137              11                7                 59              8
West Chester Plaza          3/1/98               130              12               13                 42              7
Brookville Plaza            3/1/98                95               5                5                  8              4
Lake Shores Plaza           3/1/98               123              10                5                 16              6
Evans Crossing              3/1/98               116               4                5                  8              6
Statler Square              3/1/98               164              15               13                  1              8
Kernersville Plaza          3/1/98               120               4                8                  8              8
Maynard Crossing            3/1/98               272              38               13                 15             15
Shoppes at Mason            3/1/98               116              27               15                 33              6
Lake Pine Plaza             3/1/98               152              13               10                  8              9
Hamilton Meadows            3/1/98               148              42               10                 15              7
                                        -------------  --------------   --------------   ---------------     -----------
                                        $      3,913   $         542    $         283    $           488     $      231
                                        =============  ==============   ==============   ================    ===========

                                                   For the year ended December 31, 1997
   Property               Acquisition      Minimum      Recoveries    Operating and           Real         General and
     Name                    Date            Rent      from Tenants    Maintenance        Estate Taxes    Administrative
                          ------------   ----------   ------------   --------------     ----------------    -------------
 Windmiller Farms           7/15/98     $    1,157    $       181    $          69      $           143     $         64
 Franklin Square            4/29/98          1,270            171              158                   94               98
 St. Ann Square             4/17/98            741            149               60                  119               42
 East Point Crossing        4/29/98            821            159               50                  107               51
 North Gate Plaza           4/29/98            718            100               56                   84               32
 Worthington Park           4/29/98            862            208               67                  124               59
 Beckett Commons             3/1/98            687            140               38                   83               47
 Cherry Grove Plaza          3/1/98          1,445            175               85                  131              105
 Bent Tree Plaza             3/1/98            786            130               64                   59               48
 West Chester Plaza          3/1/98            807             70               72                   84               45
 Brookville Plaza            3/1/98            571             42               34                   50               30
 Lake Shores Plaza           3/1/98            759            156               55                   96               32
 Evans Crossing              3/1/98            613             84               34                   50               33
 Statler Square              3/1/98            913             76               43                   54               60
 Kernersville Plaza          3/1/98            605             58               29                   51               33
 Maynard Crossing            3/1/98          1,367            133               78                   95              104
 Shoppes at Mason            3/1/98            644             56               61                   65               38
 Lake Pine Plaza             3/1/98            827             93               54                   51               46
 Hamilton Meadows            3/1/98            889             59               87                   95               75
                                         ----------   ------------   --------------     ----------------    -------------
                                        $   16,482    $     2,240    $       1,194      $         1,635     $      1,042
                                         ==========   ============   ==============     ================    =============

                          Regency Realty Corporation
           Notes to Pro Forma Consolidated Statements of Operations
                           For the Six Month Period
                            Ended June 30, 1998 and
                       the Year ended December 31, 1997
                                  (Unaudited)
                 (In thousands, except unit and per unit data)


 (e) Reflects revenues and certain expenses for the Acquisition Properties for the period from January 1, 1998 to the earlier of the respective acquisition date of the property or June 30, 1998, and for the year ended December 31, 1997.

                                                                            For the period ended June 30, 1998
      Property            Acquisition    Minimum        Percentage      Recoveries       Operating and       Real      General and
        Name                Date          Rent            Rent         from Tenants      Maintenance    Estate Taxes  Administrative
                         ------------  ----------     -----------     --------------     ------------    ------------ --------------
    Delk Spectrum           1/14/98     $        48    $         -      $           5      $         2     $         3    $      2
    Bloomingdale Square     2/11/98             214              6                 53               25              24          21
    Silverlake               6/3/98             346              -                 60               36              36          18
    Highland Square         6/17/98             516             51                 86               46              79          60
    Shoppes @104            6/19/98             620              -                133               72              79          28
    Fleming Island          6/30/98             348              -                289               39             194          36
    Pike Creek               8/4/98             982             97                 90              113              69          40
                                        ------------   -----------      --------------     ------------    ------------   ---------
                                        $     3,074    $       154      $         716      $       333     $       484    $    205
                                        ============   ============     ==============     ============    ============   =========

                                                                    For the year ended December 31, 1997
      Property             Acquisition    Minimum      Percentage       Recoveries     Operating and        Real       General and
        Name                  Date          Rent          Rent         from Tenants     Maintenance     Estate Taxes  Administrative
                          ------------  ------------   -----------     ------------    -------------    ------------- -------------
    Oakley Plaza            3/14/97     $       142             -      $        14      $     13     $         13    $            8
    Mariner's Village       3/25/97             185             6               37            45               33                 7
    Carmel Commons          3/28/97             297            11               63            38               35                22
    Mainstreet Square       4/15/97             193             -               34            42               30                15
    East Port Plaza         4/25/97             543             -              107            96               65                33
    Hyde Park Plaza          6/6/97           1,702           118              339           144              265                84
    Rivermont Station       6/30/97             642             -              124            65               56                34
    Lovejoy Station         6/30/97             306             -               63            36               29                 9
    Tamiami Trails          7/10/97             508             -              163           124               66                30
    Garden Square           9/19/97             671             -              232           144               99                50
    Kingsdale              10/10/97           1,334             -              300           325              221                75
    Boynton Lakes Plaza     12/1/97           1,159             -              391           267              250                80
    Pinetree Plaza         12/23/97             279             -               51            50               37                21
    Delk Spectrum           1/14/98           1,355            10              145            57               88                46
    Bloomingdale Square     2/11/98           1,863            43              459           215              209               184
    Silverlake               6/3/98             819             -              142            85               85                43
    Highland Square         6/17/98           1,122           111              187            99              171               130
    Shoppes @104            6/19/98           1,332             -              285           154              170                60
    Fleming Island          6/30/98             698             -              581            79              388                72
    Pike Creek               8/4/98           1,980           196              182           228              140                80
                                        ------------   -----------     ------------     ---------    -------------   ---------------
                                        $    17,130    $      495      $     3,899      $  2,306     $      2,450    $        1,083
                                        ============   ===========     ============     =========    =============   ===============

                          Regency Realty Corporation
           Notes to Pro Forma Consolidated Statements of Operations
                           For the Six Month Period
                            Ended June 30, 1998 and
                       the Year ended  December 31, 1997
                                  (Unaudited)
                 (In thousands, except unit and per unit data)


 (f) Depreciation expense is based on the estimated useful life of the properties acquired. For properties under construction, depreciation expense is calculated from the date the property is placed in service through the end of the period. In addition, the six month period ended June 30, 1998 and year ended December 31, 1997 calculations reflect depreciation expense on the properties from January 1, 1997 to the earlier of the respective acquisition date of the property or June 30, 1998.

                                                                         For the period ended June 30, 1998
       Property                                  Building and       Year Building                         Depreciation
         Name                                    Improvements        Built/Renovated     Useful Life       Adjustment
                                                 --------------     -----------------    -----------    ---------------
     Delk Spectrum                               $      10,417          1991                 34        $             11
     Bloomingdale Square                                13,189          1987                 30                      51
     Silverlake Shopping Center                          7,584          1988                 31                     103
     Highland Square                                     9,049          1960                 20                     208
     Shoppes @104                                        6,439          1990                 33                      91
     Fleming Island                                      4,773          1994                 37                      64
     Pike Creek                                         18,082          1981                 24                     374
                                                                                                       ----------------
         Acquisition Properties pro
         forma depreciation adjustment                                                                 $            902
                                                                                                       ================
     Midland Properties                          $     131,065      Ranging from        Ranging from
                                                                    1986 to 1996          29 to 40     $            817
                                                                                                       ================

                                                                     For the year ended December 31, 1997
       Property                                  Building and       Year Building                       Depreciation
         Name                                    Improvements        Built/Renovated     Useful Life     Adjustment
                                                 --------------     ------------------  --------------- ----------------
     Oakley Plaza                                $       6,428          1988                 31        $             41
     Mariner's Village                                   5,979          1986                 29                      47
     Carmel Commons                                      9,335          1979                 22                     101
     Mainstreet Square                                   4,581          1988                 31                      43
     Hyde Park Plaza                                    33,734          1995                 38                     382
     East Port Plaza                                     8,179          1991                 34                      76
     Rivermont Station                                   9,548          1996                 39                     121
     Lovejoy Station                                     5,560          1995                 38                      73
     Tamiami Trails                                      7,598          1987                 30                     133
     Garden Square                                       7,151          1991                 34                     151
     Kingsdale                                          10,023          1997                 27                     288
     Boynton Lakes Plaza                                 9,618          1993                 36                     244
     Pinetree Plaza                                      3,057          1982                 25                     120
     Delk Spectrum                                      10,417          1991                 34                     306
     Bloomingdale Square                                13,189          1987                 30                     440
     Silverlake Shopping Center                          7,584          1988                 31                     245
     Highlands Square                                    9,049          1960                 20                     452
     Shoppes @104                                        6,439          1990                 33                     195
     Fleming Island                                      4,773          1994                 37                     129
     Pike Creek                                         18,082          1981                 24                     753

         Acquisition Properties pro                                                                     ----------------
         forma depreciation adjustment                                                                 $          4,340
                                                                                                        ================
     Midland Properties                                131,065      Ranging from        Ranging from
                                                                    1986 to 1996          29 to 40     $          2,994
                                                                                                        ================

                          Regency Realty Corporation
           Notes to Pro Forma Consolidated Statements of Operations
                           For the Six Month Period
                            Ended June 30, 1998 and
                       the Year ended December 31, 1997
                                  (Unaudited)
                 (In thousands, except unit and per unit data)


 (g) To reflect interest expense on the Line required to complete the acquisition of the Midland Properties at the average interest rate afforded the Company (6.525%) and the assumption of $97.0 million of debt. For properties under construction, interest expense is calculated from the date the property is placed in service through the end of the period.

               Pro forma interest adjustment for
                the six month period ended June 30, 1998     $         2,646
                                                             ===============
               Pro forma interest adjustment for
                the year ended December 31, 1997             $        10,353
                                                             ===============

(h) To reflect interest expense on the Line required to complete the acquisition of the Acquisition Properties at the average interest rate afforded the Company (6.525%). The six month period ended June 30, 1998 and year ended December 31, 1997 calculation reflects interest expense on the properties from January 1, 1997 to the respective acquisition date of the property.

               Pro forma interest adjustment for
                the six-month period ended June 30, 1998     $          2,168
                                                             ================
               Pro forma interest adjustment for
                the year ended December 31, 1997             $         11,778
                                                             ================

 (i) In December, 1997, the Company sold one office building for $2.6 million and recognized a gain on the sale of $451,000. During the first quarter of 1998, the Company sold three office buildings and a parcel of land for $26.7 million, and recognized a gain on the sale of $9.3 million. The adjustments to the pro forma statements of operations reflect the reversal of the revenues and expenses from the office buildings generated during 1997 and 1998, including the gains on the sale of the office buildings as if the sales had been completed on January 1, 1997. The Company believes that excluding the results of operations and gains related to the office buildings sold is necessary for an understanding of the continuing operations of the Company.

 (j) To reflect (i) interest expense and loan cost amortization on the $100 million debt offering offset by (ii) the reduction of interest expense on the Line and mortgage loans from the proceeds of the debt offering, the issuance of the preferred units and the proceeds from the sale of the office buildings referred to in note (i).

               Pro forma interest adjustment for
                the six-month period ended June 30, 1998    $          (3,220)
                                                            ==================

               Pro forma interest adjustment for
                the year ended December 31, 1997            $          (6,439)
                                                            ==================

 (k) To reflect the distribution on the offering of preferred units at an assumed annual rate of 8.125% for the six-month period ended June 30, 1998 and year ended December 31, 1997.

                          Regency Realty Corporation
           Notes to Pro Forma Consolidated Statements of Operations
                           For the Six Month Period
                            Ended June 30, 1998 and
                       the Year ended December 31, 1997
                                  (Unaudited)
                 (In thousands, except unit and per unit data)


 (l) The following summarizes the calculation of basic and diluted earnings per unit for the six-month period ended June 30, 1998 and the year ended December 31, 1997:

                                                                                          For the Six          For the year
                                                                                         Months Ended             Ended
                                                                                         June 30, 1998      December 31, 1997
                                                                                        ----------------    -------------------
           Basic Earnings Per Share (EPS) Calculation:
               Weighted average common shares outstanding                                        24,837                 17,424
                                                                                        ================    ===================

               Net income for common stockholders                                  $             20,938     $           28,152
               Less: dividends paid on Class B common stock                                       2,689                  5,140
                                                                                        ----------------    -------------------
               Net income for Basic EPS                                            $             18,249                 23,012
                                                                                        ================    ===================

           Basic EPS                                                               $               0.73                   1.32
                                                                                        ================    ===================

               Net income for Basic EPS                                            $             18,249                 23,012
               Add:  minority interest of exchangeable partnership units                            693                  1,214
                                                                                        ----------------    ------------------
               Net income for Diluted EPS                                          $             18,942                 24,226
                                                                                        ================    ==================
           Diluted Earnings Per Share (EPS) Calculation:
               Weighted average common shares outstanding for Basic EPS                          24,837                 17,424
               Exchangeable operating partnership units                                           1,135                  1,243
               Incremental units to be issued under common
                 stock options using the Treasury method                                             27                     80
               Contingent units or shares for the acquisition
                 of real estate                                                                     428                    955
                                                                                        ----------------    -------------------
                        Total Diluted Shares                                                     26,427                 19,702
                                                                                        ================    ===================

           Diluted EPS                                                             $               0.72     $             1.23
                                                                                        ================    ===================